                                                                    EXHIBIT 4.28


                 INDENTURE OF MORTGAGE AND SECURITY AGREEMENT





                            TRUMP PLAZA ASSOCIATES,

                          TRUMP TAJ MAHAL ASSOCIATES,

                        TRUMP ATLANTIC CITY ASSOCIATES,

                       TRUMP ATLANTIC CITY FUNDING, INC.

                                      and

                        THE TRUMP TAJ MAHAL CORPORATION

                            collectively, Mortgagor




                                      and




             FIRST BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

                                   Mortgagee







                          Dated as of April __, 1996

             ____________________________________________________


                             Record and return to:

                     Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                           New York, New York 10022
                Attention: Wallace L. Schwartz, Esq.

                     TABLE OF CONTENTS


                                                     Page
                                                     ----

                        ARTICLE ONE
            DEFINITIONS AND OTHER PROVISIONS OF
                    GENERAL APPLICATION

Section 1.01.  Definitions............................ 10
Section 1.02.  Notices................................ 23
Section 1.03.  Form and Contents of Documents
                  Delivered to Mortgagee.............. 24
Section 1.04.  Compliance Certificates and Opinions... 25
Section 1.05.  Effect of Headings and Table of
                  Contents............................ 26
Section 1.06.  Successors and Assigns; Amendments..... 26
Section 1.07.  Separability Clause.................... 26
Section 1.08.  Benefits of Mortgage................... 26
Section 1.09.  Governing Law.......................... 26
Section 1.10.  Limitation on Liability................ 27
Section 1.11.  Provisions Required by Trust
                  Indenture........................... 28
Section 1.12.  Rights of Mortgagee.................... 28
Section 1.13.  Mortgage Subject to Casino Control
                  Act................................. 29
Section 1.14.  Discharge of Lien...................... 29
Section 1.15.  General Application.................... 30
Section 1.16.  Mortgage Deemed to be Security
                  Agreement........................... 30
Section 1.17.  No Duplication of Notices or
                  Payments............................ 31

                        ARTICLE TWO
                  RELEASE; SUBORDINATION

Section 2.01.  Possession by Mortgagor................ 31
Section 2.02.  Obsolete Property...................... 31
Section 2.03.  F,F&E Financing Agreements............. 32
Section 2.04.  Released Fee Land...................... 33

                       ARTICLE THREE
                         REMEDIES

Section 3.01.  Events of Default...................... 35
Section 3.02.  [Intentionally omitted]................ 38
Section 3.03.  Application of Moneys Received by
                  Mortgagee........................... 38
Section 3.04.  Restoration of Rights and Remedies..... 38
Section 3.05.  Rights and Remedies Cumulative......... 38
Section 3.06.  Delay or Omission Not Waiver........... 38
Section 3.07.  Undertaking for Costs.................. 39

                                                     Page
                                                     ----

Section 3.08.  Waiver of Appraisement and Other
               Laws................................... 39
Section 3.09.  Entry.................................. 40
Section 3.10.  Power of Sale; Suits for Enforcement... 40
Section 3.11.  Incidents of Sale...................... 41
Section 3.12.  Receiver............................... 42
Section 3.13.  Suits to Protect the Trust Estate...... 42
Section 3.14.  Management of the Premises............. 43

                       ARTICLE FOUR
            CONSOLIDATION, MERGER, CONVEYANCE,
                     TRANSFER OR LEASE

Section 4.01.  Consolidation, Merger, Conveyance or
                  Transfer only on Certain Terms...... 43
Section 4.02.  Successor Entity Substituted........... 43

                       ARTICLE FIVE
        COVENANTS AND REPRESENTATIONS OF MORTGAGOR

Section 5.01.  Performance of Obligations............. 44
Section 5.02.  F,F&E Financing Agreements............. 44
Section 5.03.  Limitations on Liens and Transfers..... 44
Section 5.04.  Environmental.......................... 46
Section 5.05.  Refinancing Liens...................... 50
Section 5.06.  Warranty of Leasehold Estate and
               Title.................................. 52
Section 5.07.  After-Acquired Property; Further
               Assurances: Recording.................. 53
Section 5.08.  Payment of Taxes and Certain Claims;
                  Maintenance of Properties;
                  Compliance with Legal Require-
                  ments and Insurance Requirements.... 55
Section 5.09.  Permitted Contests..................... 57
Section 5.10.  Mechanics' and Other Liens............. 58
Section 5.11.  To Insure.............................. 58
Section 5.12.  Limitations on Building Demolition,
                  Alterations, Improvements and New Con-
                  struction........................... 67
Section 5.13.  Leases................................. 70
Section 5.14.  Compliance Certificates................ 72
Section 5.15.  EAB Mortgage........................... 72
Section 5.16.  To Keep Books; Inspection by
                  Mortgagee........................... 73
Section 5.17.  Advances by Mortgagee.................. 74
Section 5.18.  Waiver of Stay, Extension or Usury
                  Laws................................ 74
Section 5.19.  Eminent Domain......................... 74
Section 5.20.  Facility Leases........................ 77
Section 5.21.  Superior Mortgages..................... 83
Section 5.22.  Indemnification........................ 85

                  SCHEDULES AND EXHIBITS


Schedule 1 -  Owned Land
Schedule 2 -  Ground Leases and Ground Lease Land
Schedule 3 -  Existing Encumbrances
Schedule 4 -  Parking Leases and Parking Lease Land
Schedule 5 -  Expansion Site
Schedule 6 -  Permitted Easements
Schedule 7 -  Form of Non-Disturbance and Attornment
                Agreement
Schedule 8 -  Form of Lease Modification Containing EAB
                Consent
Schedule 9 -  Certain Existing Leases and Licenses

Exhibit A  -  Form of Trust Indenture

       INDENTURE OF MORTGAGE AND SECURITY AGREEMENT
       --------------------------------------------

          INDENTURE OF MORTGAGE AND SECURITY AGREEMENT
("Mortgage"), dated as of April __, 1996, between TRUMP
PLAZA ASSOCIATES, a New Jersey partnership ("Plaza Asso-ciates"), TRUMP TAJ MAHAL ASSOCIATES, a New Jersey part-nership ("Taj Associates"), TRUMP ATLANTIC CITY ASSOCI-
ATES, a New Jersey partnership (the "Company"), TRUMP
ATLANTIC CITY FUNDING, INC., a Delaware corporation and a wholly owned subsidiary of the Company ("Funding" and, together with the Company, the "Issuers"), and THE TRUMP
TAJ MAHAL CORPORATION, a Delaware corporation ("TTMC"), each having an office at Mississippi Avenue and The
Boardwalk, Atlantic City, New Jersey 08401 (Taj Associ-ates, Plaza Associates and Issuers, collectively, "Mort-gagor"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association having an office at 180 East Fifth
Street, St. Paul, Minnesota 55101, as Collateral Agent under the Collateral Agency Agreement ("Mortgagee").


                   W I T N E S S E T H:
                   -------------------

          In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure (i) the punctual payment and performance when due of all of Mortgagor's obligations under the Guarantee; (ii) the punctual payment and performance when due of all of and Mortgagor's obligations under the Mortgage Notes, the Trust Indenture and the Debt Documents; (iii) payment by
Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this Mortgage; (iv) performance of each covenant, term, condi-tion and agreement of Mortgagor herein contained; (v) all costs and expenses, including, without limitation, rea-sonable counsel fees and expenses as provided in Section
3.07, which may arise in respect of this Mortgage or of the obligations secured hereby; and (vi) performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Mortgage and has bargained, sold, alienated, mortgaged, pledged, re-leased, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under all of the following described property:

                     GRANTING CLAUSES

                   Granting Clause First

          All of the property, rights, title, interest,
privileges and franchises particularly described in
annexed Schedule 1 (the "Owned Land") which Schedule is
                         ----------
hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.


                  Granting Clause Second

          All of the property, rights, title, interest, privileges and franchises of Mortgagor as lessee under
(a) all Facility Leases and (b) all Parking Leases, together with (i) all credits, deposits, privileges and rights of Mortgagor as lessee under the Facility Leases and the Parking Leases, now or at any time existing, (ii) the leaseholds and the leasehold estates created by the Facility Leases and the Parking Leases and (iii) all of the estates, rights, titles, claims or demands whatsoever of Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Facility Leases, the Leased Facilities, the Parking Leases and the Parking
Lease Land, together with (x) any and all other, further or additional title, estates, interests or rights which may at any time be acquired by Mortgagor in or to the Leased Facilities or the Parking Lease Land or any part thereof, and Mortgagor expressly agrees that if Mortgagor shall, at any time prior to payment in full of all in-debtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Facilities (in-cluding, without limitation, to the Ground Lease Land pursuant to Article Forty-Fourth [or Fifty-Second] of the Ground Leases) or the Parking Lease Land, the lien of this Mortgage shall attach, extend to, cover and be a lien upon such fee simple title or other greater estate and thereupon the lien of this Mortgage shall be prior to the lien of any mortgage or deed of trust placed on such acquired title, estate, interest or right subsequent to the date of this Mortgage and (y) any right to possession or statutory term of years derived from, or incident to, the Facility Leases or the Parking Leases pursuant to
Section 365(h) of the Code or any Comparable Provision.


                   Granting Clause Third

          All of the rents, issues, profits, revenues
accounts, accounts receivable and other income and pro-
ceeds (including, without limitation, all rents, fees,
charges, accounts, issues, profits, revenues and payments
for or from (a) the use or occupancy of the rooms and
other public facilities in the Hotel and (b) the opera-
tion of the Casino) of the property subjected or required
to be subjected to the lien of this Mortgage, including,
without limitation, the property described in Granting
Clauses First, Second and Sixth (said property described
in Granting Clauses First, Second and Sixth and similar
other property subjected or required to be subjected to
the lien of this Mortgage, together with all such rents,
issues, profits, revenues, accounts, accounts receivable
and other income and proceeds therefrom is hereinafter
collectively referred to as the "Premises") and all of
                                 --------
the estate, right, title and interest of every nature whatsoever of Mortgagor in and to the same and every part thereof.


                  Granting Clause Fourth

          All of the rights of Mortgagor as lessor under
the Leases in effect on the date of execution of this
Mortgage or hereafter entered into by Mortgagor, includ-
ing modifications, extensions and renewals of all of the
same, and the immediate and continuing right as security
in accordance with the Assignment of Leases and Rents,
and, after the occurrence, and during the continuance, of
an Event of Default, to (a) make claim for, collect,
receive and receipt for (and to apply the same as provid-
ed herein) any and all rents, fees, charges, income,
revenues" issues, profits, security and other sums of
money payable or receivable thereunder or pursuant there-
to, and all proceeds thereof, whether payable as rent,
insurance proceeds, condemnation awards, security or
otherwise and whether payable prior to or subsequent to
the Stated Maturity of any of the Debt Documents, (b) re-
ceive and give notices and consents thereunder, (c) bring
actions and proceedings thereunder or for the enforcement
thereof, (d) make waivers and agreements thereunder or
with respect thereto, (e) take such action upon the
happening of a default under any Lease, including the
commencement, conduct and consummation of any proceedings
at law or in equity as shall be permitted by any provi-
sion of any Lease, and (f) do any and all things which
Mortgagor or any lessor is or may become entitled to do
under the Leases; provided, that, except as may be set
                  --------
forth to the contrary in the Assignment of Leases and Rents, the assignment made by this Granting Clause Fourth shall not impair or diminish any right, privilege or obligation of Mortgagor under the Leases nor shall any such obligation be imposed upon Mortgagee.

                   Granting Clause Fifth

          Without limiting the generality of the provi-
sions of Granting Clause Third, all of Mortgagor's
rights, title, interest, privileges and franchises in and
to the following, now owned or hereafter acquired by
Mortgagor, to the extent of Mortgagor's interest therein
and thereto and to the extent assignable (collectively,
"Operating Assets"):
 ----------------

          (a) bookings for the use of guest rooms, ban-quet facilities, meeting rooms at the Casino Hotel or at any other improvements now or hereafter located on any of the Land;

          (b) all contracts respecting utility services for, and the maintenance, operations, or equipping of, the Premises, including guaranties and warranties relat-ing thereto;

          (c)  the Permits;

          (d) all contract rights, leases (whether with respect to real property, personal property or both real and personal property), concessions, trademarks, trade names, service marks, logos, copyrights, warranties and other items of intangible personal property, and any and all good will associated with the same relating to the ownership or operation of the Casino Hotel or of any other improvements now or hereafter located on any of the Land, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino Hotel or at any other improvements now or hereafter located on any of the Land and books and records relating to the software programs and (3) lessee's interest under leases of Tangible Personal
Property;

          (e) all contracts, purchase orders, requisi-tions and agreements entered into by or on behalf of Mortgagor or which have been assigned to Mortgagor, for the design, construction, and furnishing of the Casino
Hotel or of any other improvements now or hereafter located on any of the Land, including, without limita-tion, architect's agreements, engineering agreements,, construction contracts, consulting agreements and agree-ments or purchase orders for all items of Tangible Per-sonal Property and payment and performance bonds in favor of Mortgagor in connection with the Trust Estate (and all warranties and guarantees thereunder and warranties and guarantees of any subcontractor and bond issued in con-nection with the work to be performed by any subcontrac-
tor);

          (f)  the following personal property (the
"Tangible Personal Property") now or hereafter acquired
 --------------------------
by Mortgagor (directly or by way of lease) which are located on, or to be located on, or which are in use or held in reserve storage for future use in connection with the gaming or other operations of, the Casino Hotel or of any other improvements now or hereafter located on any of the Land, which are on hand or on order whether stored on-site or off-site:

               (i)  all furniture, furnishings, equip-
     ment, machinery, apparatus, appliances, fixtures and fittings and other articles of tangible personal property;

               (ii)  all slot machines, electronic gaming
     devices, crap tables, blackjack tables, roulette tables, baccarat tables, big six wheels and other gaming tables, and all furnishings and equipment to be used in connection with the operation thereof;

               (iii)  all cards, dice, gaming chips and
     placques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other consumable supplies and items;

               (iv)  all china, glassware, linens,-kitch-
     en utensils, silverware and uniforms;

               (v)  all consumables and operating sup-
     plies of every kind and nature, including, without limitation, accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies, laundry supplies and brochures to existing purchase orders;

               (vi)  all upholstery material, carpets and
     rugs, beds, bureaus, chiffonniers, chairs, chests, desks, bookcases, tables, curtains, hangings, pic-tures, divans, couches, ornaments, bars, bar fix-tures, safes, stoves, ranges, refrigerators, radios, televisions, clocks, electrical equipment, lamps, mirrors, heating and lighting fixtures and equip-ment, ice machines, air conditioning machines, fire prevention and extinguishing apparatus, laundry machines, and all similar and related articles used in bedrooms, sitting rooms, bathrooms, boudoirs, halls, closets, kitchens, dining rooms, offices, lobbies, basements and cellars in the Casino Hotel and in any other improvements now or hereafter located on any of the Land;

               (vii)  all sets and scenery, costumes,
     props and other items of tangible personal property on hand or on order for use in the production of shows in any showroom, convention space, exhibition hall, or sports and entertainment arena of the Casino Hotel or in any other improvements now or hereafter located on any of the Land; and

               (viii)  all cars, limousines, vans, buses,
     trucks and other vehicles owned or leased by Mort-gagor for use in connection with the operation of the Premises, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;

          (g) all drawings, designs, plans and specifi-cations prepared by architects, engineers, interior designers, landscape designers and any other profession-als or consultants for the design, development, construc-tion and/or improvement of the Casino Hotel, or for any other development of the Premises, as amended from time to time;

          (h) any administrative and judicial proceed-ings initiated by Mortgagor, or in which Mortgagor has intervened, concerning the Premises, and agreements, if any, which are the subject matter of such proceedings;

          (i) any customer lists utilized by Mortgagor including lists of transient guests and restaurant and bar patrons and "high roller" lists; and

          (j)  all of the good will in connection with
the assets listed in this Granting Clause Fifth and in connection with the operation of the Premises.

          Except as may be set forth to the contrary in the Assignment of Operating Assets, the assignment made by this Granting Clause Fifth shall not impair or dimin-ish any right, privilege or obligation of Mortgagor with respect to the Operating Assets, nor shall any such obligation be imposed on Mortgagee.

                   Granting Clause Sixth

          (a) All of Mortgagor's rights, title, inter-est, privileges and franchises in and to all buildings, structures (surface and subsurface), and other improve-ments of every kind and description, including, without limitation, all pedestrian bridges, entrance-ways, park-ing lots, plazas, curb-cuts, walkways, driveways and landscaping and such fixtures as constitute real proper-ty, now or hereafter erected or placed on the Land or on any other land or any interest therein hereafter acquired by Mortgagor and all of Mortgagor's rights, title, inter-est, privileges and franchises in and to all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including, without limita-tion, all apparatus, furniture, furnishings, machinery, motors, elevators, fittings, radiators, cooking ranges, ice boxes, ice machines, printing presses, mirrors, bars, mechanical refrigerators, furnaces, coal and oil burning apparatus, wall cabinets, machinery, generators, parti-tions, steam and hot water boilers, lighting and power plants, pipes, plumbing, radiators, sinks, bath tubs, water closets, gas and electrical fixtures, awnings, shades, screens, blinds, dishwashers, freezers, vacuum cleaning systems, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, incinerating, air-conditioning and sprinkler equipment or other fire prevention or extinguishing apparatus and material, and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land, any other land or any interest therein hereafter acquired by Mortgagor or to any such buildings and improvements thereon, in any manner.

          (b)  All of Mortgagor's rights, title, inter-
est, privileges and franchises in and to all other prop-
erty, real, personal or mixed (other than Excepted Prop-
erty), of every kind and description and wheresoever
situate, now owned or which may be hereafter acquired by
Mortgagor (including, without limitation, (i) the Ground
Lease Land, if Mortgagor acquires the fee simple title to
the Ground Lease Land or any part thereof whether by
exercise of any or all of the options contained in Arti-
cles Forty-Fourth [and Fifty-Second] of the Ground Leases
or otherwise, and/or the Parking Lease Land or any part
thereof and/or any other Leased Facilities, if Mortgagor
acquires fee simple title to such Leased Facilities or
any part thereof, (ii) all air rights and rights to
maintain supporting columns, all rights to construct and
maintain tunnels and bridges and other elevated struc-
tures, all rights to create private rights of way over
streets now or hereafter owned or enjoyed by Mortgagor
appurtenant to real property, including, without limita-
tion, those rights, if any, granted by (t) Ordinance #68
of 1983 adopted December 20, 1983 by the City of Atlantic
City, New Jersey (the "City") (u) Ordinance #35 of 1981
                       ----
adopted May 21, 1981 by the City and recorded July 13,

1982 in Deed Book 3700 page 337, (v) Vacation Ordinance
#17 of 1982, adopted March 11, 1982 by The Board of
Commissioners of the City and recorded July 13, 1982 in Deed Book 3700 page 341, (w) Ordinance #36 of 1982 adopt-ed February 10, 1983 by the City, (x) deeds from the City dated May 3, 1982 and recorded on May 7, 1982 in (A) Deed
Book 3685 page 120, (B) Deed Book 3685 page 105, (C) Deed
Book 3685 page 110, (D) Deed Book 3685 page 124, (E) Deed
Book 3685 page 115 and (F) Deed Book 3685 page 128, (y) corrective deeds from the City (A) dated June 28, 1982 and recorded July 13, 1982 in Deed Book 3701 page 1, (B) dated June 29, 1982 and recorded July 13, 1982 in Deed
Book 3701 page 13, (C) dated June 28, 1982 and recorded
July 13, 1982, in Deed Book 3701 page 9, (D) dated June
29, 1982 and recorded July 13, 1982 in Deed Book 3701 page 21, (E) dated June 28, 1982 and recorded July 13,
1982 in Deed Book 3701 page 5, and (F) dated June 29,
1982 and recorded July 13, 1982 in Deed Book 3701 page 17 and (z) easements from the City dated June 1, 1982 and recorded June 8, 1982 in (A) Deed Book 3693 page 56, (B)
Deed Book 3693 page 60 and (C) Deed Book 3693 page 64, as corrected by corrective easements dated June 29, 1982 and recorded July 13, 1982 in (A) Deed Book 3701 page 25, (B)
Deed Book 3701 page 33, and (C) Deed Book 3701 page 29, and (iii) to the extent assignable, all easements, li-censes, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, franchises, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way for the benefit of, or belonging, relating or pertaining to, the Trust Estate), it being the intention hereof that all property, interests, rights, privileges and franchises now owned by Mortgagor or acquired by Mortgagor after the date hereof (other than Excepted
Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein.

                        *    *    *

          TOGETHER with all of Mortgagor's right, title and interest in and to any and all mineral and water rights and any title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Premises to the center line thereof and in and to all strips, gaps and gores adjoining the Premises on all sides thereof; and

          TOGETHER with any and all of Mortgagor's right, title and interest in and to the tenements, hereditaments, easements, appurtenances, passages, wa-ters, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including, with-out limitation, any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and re-mainders thereof; and

          TOGETHER with any and all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust Estate for any taking by eminent domain, either permanent or tempo-rary, of all or any part of the Trust Estate or any easement or appurtenances thereof, including severance and consequential damage and change in grade of streets, all in accordance with and subject to the provisions of the Superior Instrument Requirements and Section 5.19;
and

          TOGETHER with any and all proceeds of any unearned premiums on any insurance policies described in Sections 5.11 and 5.12, and the right to receive and apply the proceeds of any insurance, judgments, or set-tlements made in lieu thereof, for damage to the Trust
Estate or otherwise, all in accordance with and subject to the provisions of Section 5.11, Article IV of the Trust Indenture, and the Superior Instrument Require-ments.

          EXCLUDING, with respect to all of the herein-above granted property, rights, title, interest, privi-leges and franchises described in Granting Clauses First through Sixth or in the four immediately preceding para-graphs, all Excepted Property now or hereafter existing.

          TO HAVE AND TO HOLD all of said Premises,
Leases, Facility Leases, Operating Assets, properties,
options, credits, deposits, rights, privileges and fran-
chises of every kind and description, real, personal or
mixed, hereby and hereafter granted, bargained, sold,
alienated, assigned, transferred, hypothecated, pledged,
released, conveyed, mortgaged, or confirmed as aforesaid,
or intended, agreed or covenanted so to be, together with
all the appurtenances thereto appertaining (said Premis-
es, Leases, Facility Leases, Operating Assets, proper-
ties, options, credits, deposits, rights, privileges and
franchises, other than Excepted Property now or hereafter
existing, being herein collectively called the "Trust
                                                -----
Estate") unto Mortgagee and its successors and assigns
- ------
forever.

          SUBJECT, HOWEVER, on the date hereof, to Exist-ing Encumbrances and, after the date hereof, to Permitted
Liens (other than Restricted Encumbrances).

          BUT IN TRUST, NEVERTHELESS, for the ratable benefit and security of the Holders.

          UPON CONDITION that, until the happening of an Event of Default, Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues, profits, revenues and other income of the Trust Estate.

          AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by Mortgagee, subject to the further covenants, conditions and trusts hereinafter set forth, and Mortgagor does hereby covenant and agree to and with Mortgagee, for the ratable benefit of the Holders, as follows:


                        ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF
                    GENERAL APPLICATION

Section 1.01.  Definitions.
               -----------

          For all purposes of this Mortgage, except as otherwise expressly provided or unless the context other-wise requires:

          (a) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them, and all compu-tations herein provided for shall be made, in accordance with generally accepted accounting principles in effect on the date hereof consistently applied; and

          (c) the words "herein," "hereof" and "hereun-der" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

          "Acquisition Date" means the date on which
           ----------------
Mortgagor acquires a fee or leasehold interest in the Adjacent Site.

          "Additional Parcel 1" means the portion of the
           -------------------
Ground Lease Land designated as "Additional Parcel 1" on
Schedule 2.

          "Affiliate" has the meaning set forth in Sec-
           ---------
tion 1.1 of the Trust Indenture.

          "Alterations" has the meaning set forth in Sec-
           -----------
tion 5.12.

          "Appraised Value" means the fair market value
           ---------------
of the Casino Hotel, and of all other property now or
hereafter owned or leased by Mortgagor and subject to the
lien of this Mortgage, as determined by an Independent
Appraiser on the basis of an appraisal in conformity with
the criteria set forth at 12 C.F.R. Section 564.4 or such
similar published policy or regulation as from time to
time governs real estate related transactions by institu-
tions regulated by the Office of Thrift Supervision;
provided, that the value of the Casino Hotel and such
- --------
other property shall not include the value of (i) any furniture, fixtures and equipment therein to the extent of the Outstanding Amount of any Indebtedness secured by any F,F&E Financing Agreements with respect thereto and
(ii) any Excepted Property.

          "Appraiser" means a "state certified appraiser"
           ---------
as defined in 12 C.F.R. Section 564.2(i) who is (i) of recog-nized standing among appraisers of properties similar to the Casino Hotel and (ii) experienced in the appraisals of properties of a similar size and scope to that of the Casino Hotel, selected by Mortgagor.

          "Architect" means an Independent Person select-
           ---------
ed by Mortgagor and licensed as an architect in the State of New Jersey.

          "Assignment of Leases and Rents" means the
           ------------------------------
Assignment of Leases and Rents of even date herewith made by Mortgagor, as assignor, in favor of the Trustee, as assignee.

          "Assignment of Operating Assets" means the As-
           ------------------------------
signment of Operating Assets of even date herewith made by Mortgagor, as assignor, in favor of the Trustee, as assignee.

          "Casino" means that portion of the Casino Hotel
           ------
used for gaming and related activities.

          "Casino Hotel" means collectively (i) the
           ------------
casino and hotel complex currently known as the "Trump
Plaza Hotel and Casino" in Atlantic City, New Jersey and ancillary structures and facilities located on the Pre-mises and all furniture, fixtures and equipment at any time contained therein in each case owned by or leased to Plaza Associates and covered by the lien of the Mortgage
Documents and (ii) the casino and hotel complex currently known as the "Trump Taj Mahal Casino Resort" in Atlantic
City, New Jersey and ancillary structures and facilities located on the Premises and all furniture, fixtures and equipment at any time contained therein in each case owned by or leased to Taj Associates and covered by the lien of the Mortgage Documents.

          "Casino Hotel Parcel" means collectively, (i)
           -------------------
the entire block located in Atlantic City, New Jersey and bounded by Pacific Avenue, Columbia Place, the Boardwalk and Mississippi Avenue and (ii) DESCRIBE TAJ MAHAL PAR-
CEL.

          "Casualty" means any act or occurrence of any
           --------
kind or nature which results in damage, loss or destruc-tion to any buildings or improvements on the Premises and/or Tangible Personal Property.

          "Certificate of Appraised Value" means the
           ------------------------------
certificate of an Independent Appraiser stating the Appraised Value.

          "Code" means the Federal Bankruptcy Code, Title
           ----
11 of the United States Code, as amended.

          "Collateral Agency Agreement" means the
           ---------------------------
Collateral Agency Agreement, dated as of April ___, 1996, by and among Mortgagee, Trustee and Mortgagor and the [Secured Parties (as defined therein)].

          "Company" means Trump Atlantic City Associates,
           -------
a New Jersey partnership.

          "Comparable Provision" has the meaning set
           --------------------
forth in Section 5.20(b)(viii).

          "Debt Documents" has the meaning set forth in
           --------------
Section 1 of the Collateral Agency Agreement.

          "Default" means any event which is, or after
           -------
notice or lapse of time or both would be, an Event of Default. Without limiting the generality of the previous provisions of this definition, the term "Default" shall include the occurrence of an event as to which a notice of default has been given to Mortgagor under any Facility
Lease by a Lessor or under any Superior Mortgage by the holder thereof, which has not yet been cured.

          "Depositary" means (i) a Depositary (as defined
           ----------
in Section 12.8 of the Ground Leases) and (ii) an Inde-pendent entity to which insurance proceeds or condemna-tion awards are paid to be held in trust for Restoration pursuant to the provisions of a Superior Mortgage.

          "EAB Mortgage" means that certain mortgage
           ------------
dated October 28, 1988 encumbering TSA's interest in the TSA Parcel, made by TSA in favor of European American
Bank securing a note in the original principal amount of $10,000,000 and recorded November 16, 1988 in Mortgage
Book 4046, Page 51, as amended on August 1, 1991, and all other assignments and other documents executed in connec-tion therewith.

          "Egg Harbor Mortgage" means that certain mort-
           -------------------
gage dated October 5, 1990 encumbering the Egg Harbor
Parcel made by Mortgagor in favor of Mutual Benefit Life
Insurance Company securing a note in the original princi-pal amount of $1,550,000 and recorded October 11, 1990 in Mortgage Book 4453, Page 1, and that certain collateral assignment of leases dated October 5, 1990 made by Mort-gagor in favor of Mutual Benefit Life Insurance Company and recorded October 11, 1990 in Deed Book 5142, Page 75, and any replacements, modifications and refinancings of either of them, as the case may be, to the extent the same are permitted under Section 5.21(b)(i).

          "Egg Harbor Parcel" means the portion of the
           -----------------
Owned Land designated as the "Egg Harbor Parcel" on
Schedule 1.

          "Event of Default" has the meaning set forth in
           ----------------
Section 3.01.

          "Excepted Property" means:
           -----------------

               (1)  the personal property owned by les-
          sees under Leases and the personal property of any Hotel guests;

               (2)  counterchecks and any other property
          to the extent that the granting of a security
          interest therein is prohibited by the New Jer-
          sey Casino Control Act, N.J.S.A. 5:12-1 et
                                  -------         --
          seq., and the regulations promulgated there-
          ---
          under;

               (3)  cash to the extent not subject to a
          security interest pursuant to Section ___ of the Trust Indenture; and

               (4)  any property deemed to be Excepted
          Property pursuant to the provisions of Section
          2.03.

          "Existing Encumbrances" means the matters set
           ---------------------
forth in Schedule 3.

          ["Expansion Site" means the Additional Parcel
           ---------------
1.]

          ["Expansion Site Lease" means the Rothenberg
           ---------------------
Lease upon either the assignment thereof, or the grant of a sublease thereunder, to Mortgagor.]

          "Facility Leases" means, collectively:
           ---------------

               (1)  the Ground Leases;

               [(2) any Expansion Site Lease;]

               (3)  any other lease now existing or here-
          after entered into or assumed by Mortgagor as lessee with respect to any real property wheth-er it be land, land and buildings and improve-ments thereon or only buildings and improve-ments (excluding the Operating Leases); and

               (4)  any and all modifications, extensions
          and renewals of the leases described in clauses
          (1) through (3) above, to the extent the same are permitted under Section 5.20.

          "F,F&E Financing Agreement" means a purchase-
           -------------------------
money, landlord's or other lien or encumbrance upon any after-acquired Tangible Personal Property and/or other items constituting Operating Assets which are financed, purchased or leased by Mortgagor.

          "Full Insurable Value" means the actual re-
           --------------------
placement cost (excluding the costs of foundation, foot-ing, excavation, paving, landscaping and other similar, noninsurable improvements) of the insurable properties in question.

          "Ground Lease Land" means the real property
           -----------------
described in Schedule 2.

          "Ground Leases" means the leases described in
           -------------
Schedule 2 as amended or supplemented to the extent permitted by Section 5.20.

          "Guarantee" means collectively, each guarantee
           ---------
made from time to time by the Guarantors of the Issuers'
Indenture Obligations (as defined in the Trust Indenture) pursuant to Article Thirteen of the Trust Indenture.

          "Guarantors" has the meaning set forth in
           ----------
Section 1.1 of the Trust Indenture.

          "Holder" has the meaning set forth in Section
           ------
1.1 of the Trust Indenture.

          "Hotel" means that portion of the Casino Hotel
           -----
not included within the Casino.

          "Impositions" has the meaning set forth in
           -----------
Section 5.08.

          "Indebtedness" has the meaning set forth in
           ------------
Section 1.1 of the Trust Indenture.

          "Independent" when used with respect to any
           -----------
specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Mortgagor or in any Affiliate of Mortgagor and (iii) is not connected with Mortgagor or any Affiliate of Mortgag-or as an officer, employee, promoter, underwriter, trust-ee, partner, director or person performing similar func-tions. Whenever it is herein provided that any Indepen-dent Person's opinion or certificate shall be furnished to Mortgagee, such Person shall be appointed by a Mort-gagor Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof. A
Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such Person is performing or has performed such services.

          "Insurance Amount" has the meaning set forth in
           ----------------
Section 5.11(a)(i).

          "Insurance Requirements" means all terms of any
           ----------------------
insurance policy covering or applicable to the Trust
Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regula-tions and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust
Estate or any part thereof.

          "Insurance Trustee" means the Trustee or, if
           -----------------
the Trustee so elects, any bank, trust company or insur-ance company with a net worth in excess of $100,000,000, designated by the Trustee.

          "Insurer" means (i) an insurance company or
           -------
companies selected by Mortgagor authorized to issue
insurance in the State of New Jersey with an A.M. Best
rating level of A minus or better and an A.M. Best finan-
cial size category of VIII or better or (ii) Lloyds of
London so long as its financial capacity is not such that
prudent owners of first-class casino and hotel complexes
in Atlantic City, New Jersey would be unwilling to accept
Lloyds of London; provided, that with respect to the
                  --------
insurance required to be maintained pursuant to Section
5.11(a)(i), up to 1.0% of the total amount of such insur-
ance in excess of the first $10,000,000 thereof may be
maintained with an insurance company or companies not
meeting the foregoing A.M. Best rating level and/or A.M.
Best financial size categories; and provided, further,
                                    --------  -------
that Mortgagor shall in all events use commercially reasonable efforts to obtain insurance issued by insur-ance companies having an A.M. Best rating level of better than A minus.

          "Land" means, collectively, the Owned Land and
           ----
the Leased Land.

          "Lease" means each lease or sublease (made by
           -----
Mortgagor as lessor or sublessor, as the case may be) of any space in any building or buildings, an interest in which building or buildings constitutes a part of the Trust Estate, including every agreement relating thereto or entered into in connection therewith and every guaran-tee of the performance and observance of the covenants, conditions and agreements to be performed by the lessee or sublessee under any such lease or sublease. For purposes hereof, the term "Lease" shall include any license agreement, concession agreement or other occupan-cy agreement. Notwithstanding the foregoing, the term
"Lease" shall not include any transient room rentals.

          "Leased Facilities" means, collectively, the
           -----------------
Leased Land and any buildings and improvements now or hereafter located thereon.

          "Leased Land" means, collectively, the Ground
           -----------
Lease Land and any other land that is now or hereafter subject to a Facility Lease.

          "Legal Requirements" means all laws, statutes,
           ------------------
codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, the New Jersey Casino Control Act, the New Jersey Environment Cleanup Responsibility Act and the New Jersey Spill Compensation and Control Act of
1976) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal
(including, without limitation, the New Jersey Department of Environmental Protection and Energy, the Atlantic City
Bureau of Investigations, the Division of Gaming Enforce-ment of the State of New Jersey, and the Casino Control
Commission of the State of New Jersey, foreseen or un-foreseen, ordinary or extraordinary, which now are or at any time hereafter become applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or any use or condition of the Trust Estate or any part thereof, including, without limitation, the use of the Casino Hotel as a gaming or gambling facility.

          "Lessors" means the lessors under the Facility
           -------
Leases.

          "Maturity" when used with respect to any In-
           --------
debtedness means the date on which the principal (or any portion thereof) of such Indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity, upon acceleration, optional redemption, required repurchase, scheduled principal payment or otherwise.

          "Mortgage Documents" has the meaning set forth
           ------------------
in Section 1.1 of the Trust Indenture.

          "Mortgage Notes" means the Issuers' First Mort-
           --------------
gage Notes due 2006 in an aggregate principal amount of $1,100,000,000, issued pursuant to the Trust Indenture, including the guarantees thereof by the Guarantors.

          "Mortgagee" has the meaning set forth in Sec-
           ---------
tion 1.12.

          "Mortgagor" means the Persons named as "Mort-
           ---------
gagor" in the first paragraph of this instrument includ-ing any successor entity which shall have become such pursuant to the applicable provisions of this Mortgage.

          "Mortgagor Order" and "Mortgagor Request" mean,
           ---------------       -----------------
respectively, a written order or request signed with a Mortgagor Signature and delivered to Mortgagee.

          "Mortgagor Signature" means the signature of
           -------------------
(i) the president or a vice president of (1) [Taj Associ-ates or Plaza Associates] Taj Associates or Plaza Associ-ates or (2) the corporate general partner of Taj Associ-ates or Plaza Associates and (ii) the treasurer, secre-tary or an assistant secretary of (1) Taj Associates or Plaza Associates or (2) the corporate general partner of Taj Associates or Plaza Associates.

          "Notices" has the meaning set forth in Section
           -------
1.02.

          "Obligations" has the meaning set forth in
           -----------
Section 1 of the Collateral Agency Agreement.

          "Officer" means any Person authorized to exe-
           -------
cute a Mortgagor Signature.

          "Officers' Certificate" means a certificate
           ---------------------
signed with a Mortgagor Signature and delivered to Mort-gagee.

          "Operating Assets" has the meaning set forth in
           ----------------
Granting Clause Fifth.

          "Operating Leases" means:
           ----------------

               (1)  the Parking Leases; and

               (2)  the operating leases described in
          clause (vi) of the definition of Permitted
          Leases set forth in Section 1.1 of the Trust
          Indenture.

          "Opinion of Counsel" means a written opinion of
           ------------------
counsel who may (except as otherwise expressly provided in this Mortgage) be an employee of Mortgagor or of an Affiliate of Mortgagor.

          "Original Policy" means the ALTA Loan Policies
           ---------------
of Title Insurance issued by Commonwealth Land Title
Insurance Company, First American Title Insurance Co. and
Chicago Title Insurance Company, pursuant to _________
Title Insurance Company Title Commitment No. _________, redated the date hereof, insuring Mortgagee as to the liens of this Mortgage in an aggregate amount of $1,200,000,000.

          "Outstanding Amount" has the meaning set forth
           ------------------
in Section 1.1 of the Trust Indenture.

          "Owned Land" has the meaning set forth in
           ----------
Granting Clause First.

          "Parking Lease Land" means the real property
           ------------------
described in Schedule 4.

          "Parking Leases" means the leases and licenses
           --------------
described in Schedule 4.

          "Parking Parcel" means the portion of the Owned
           --------------
Land designated as the "Parking Parcel" on Schedule 1.

          "Parking Parcel Mortgage" means the following
           -----------------------
mortgage encumbering portions of the Parking Parcel, and any replacements, modifications and refinancings thereof, to the extent the same are permitted under Section
5.21(b)(i): Mortgage made by Donald J. Trump, nominee, to
Albert Rothenberg and Robert Rothenberg, dated October 3,
1983, securing a note in the original principal amount of $4,100,000 and recorded October 6, 1983 in Mortgage Book
2900, page 233.

          "Permits" has the meaning set forth in Section
           -------
1.1 of the Trust Indenture.

          "Permitted Liens" has the meaning set forth in
           ---------------
Section 1.1 of the Trust Indenture.

          "Person" means any individual, corporation,
           ------
limited or general partnership, joint venture, associa-tion, joint stock company, trust, unincorporated organi-zation or any other entity or government or any agency or political subdivision thereof.

          "Premises" has the meaning set forth in Grant-
           --------
ing Clause Third.

          "Refinancing Indebtedness" means any substitu-
           ------------------------
tion, refunding, refinancing or replacement of any In-debtedness secured by this Mortgage, provided (a) the same is permitted under the definition of "Permitted
Indebtedness" in the Trust Indenture, (b) the same com-plies with the terms and provisions of Section 5.05 and
(c) any such substitution, refunding, refinancing or replacement of such Indebtedness is a substitution, refunding, refinancing or replacement of less than the entire outstanding amount of such Indebtedness.

          "Refinancing Lien" means any mortgage, assign-
           ----------------
ment, security agreement, financing statement or other lien securing Refinancing Indebtedness and any replace-ments, modifications and refinancings thereof, to the extent the same constitute "Refinancing Indebtedness" and are otherwise permitted under Section 5.21(b)(i).

          "Released Fee Land" has the meaning set forth
           -----------------
in Section 2.04.

          "Restricted Encumbrances" means (i) Leases
           -----------------------
permitted by and made in accordance with Section 5.13 of this Mortgage, (ii) the Assignment of Leases and Rents and the Assignment of Operating Assets executed as of even date herewith, and any other instrument now or hereafter executed, as additional security for the obli-gations secured by this Mortgage, (iii) any Refinancing
Lien and (iv) the leases and licenses listed on Schedule
9; it being intended that Restricted Encumbrances consti-tute those Permitted Liens which are subordinate to, or pari passu with, the lien of this Mortgage.

          "Restoration" has the meaning set forth in Sec-
           -----------
tion 5.11(e)(iii).

          "Rothenberg Lease" means that certain Amended
           ----------------
Lease dated March 9, 1979 among Albert Rothenberg and
Robert Rothenberg, as lessors, and Boardwalk Properties,
Inc., as lessee, covering a portion of the Adjacent Site, the lessee's interest in which Amended Lease has been assigned to Donald J. Trump, as such lease has been amended to the date of this Mortgage.

          "Securities Act" has the meaning set forth in
           --------------
Section 1.1 of the Trust Indenture.

          "Secured Creditors" has the meaning set forth
           -----------------
in Section 1 of the Collateral Agency Agreement.

          "Settlement Costs" has the meaning set forth in
           ----------------
Section 5.19.

          "Stated Maturity", when used with respect to
           ---------------
any Indebtedness, means the date specified in such In-debtedness as the fixed date on which the principal of such Indebtedness is due and payable.

          "Superior Instrument Requirements" means the
           --------------------------------
applicable terms, conditions and provisions of (i) the Ground Leases with respect to the Ground Lease Land, (ii) the Parking Parcel Mortgage with respect to the Parking
Parcel, (iii) the Parking Leases with respect to the Parking Lease Land and (iv) the Egg Harbor Mortgage with respect to the Egg Harbor Parcel.

          "Superior Mortgages" means, collectively, the
           ------------------
Parking Parcel Mortgage and the Egg Harbor Mortgage.

          "Taking" means the acquisition or condemnation
           ------
by eminent domain of the whole or any part of the Premis-es, by a competent authority, for any public or quasi-public use or purpose.

          "Tangible Personal Property" has the meaning
           --------------------------
set forth in Granting Clause Fifth.

          "TIA" means the Trust Indenture Act of 1939, as
           ---
amended.

          "Trust Estate" has the meaning stated in the
           ------------
habendum to the Granting Clauses.

          "Trust Indenture" means that certain Indenture
           ---------------
of even date herewith among Mortgagor, and First National
Bank Association, as Trustee, as it may from time to time
be supplemented, modified or amended by one or more trust
indentures or other instruments supplemental thereto
entered into pursuant to the applicable provisions there-
of, a form of which (without exhibits) is attached hereto
as Exhibit A.
   ---------

          "Trust Indenture Act" has the meaning set forth
           -------------------
in Section 1.1 of the Trust Indenture.

          "Trustee" means the Person named as the "Trust-
           -------
ee" in the first paragraph of the Trust Indenture and any successor thereto.

          "TSA" means Trump Seashore Associates, a New
           ---
Jersey general partnership.

          "TSA Parcel" means the portion of the Ground
           ----------
Lease Land designated as the "TSA Parcel" on Schedule 2.

          "Uniform Commercial Code" means the New Jersey
           -----------------------
Uniform Commercial Code N.J.S.A. 12A.

Section 1.02.  Notices.
               -------

          (a)  Any request, demand, authorization, direc-
tion, notice (including, without limitation, a notice of
default), consent, waiver or other document provided or
permitted by this Mortgage to be made upon, given or
furnished to, or filed with, Mortgagor or Mortgagee
(collectively, "Notices") shall be in writing and shall
                -------
be deemed given either (i) when delivered by hand (in-cluding by overnight courier) or (ii) two days after sending by registered or certified mail, postage prepaid, addressed as follows:

          To Mortgagor:

               Trump Plaza Associates
               Trump Taj Mahal Associates
               Mississippi Avenue and The Boardwalk
               Atlantic City, New Jersey 08401
               Attn: Chief Financial Officer

          with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attn: Jack H. Nusbaum, Esq.

          To Mortgagee:

               First Bank National Association
               c/o First Trust National Association
               180 East Fifth Street
               St. Paul, Minnesota  55101
               Attn:  Corporate Trust Department

          (b) By Notice to the other party any party may designate additional or substitute addresses for Notices which, notwithstanding Subsection (a) above, shall be deemed given when received.

Section 1.03.  Form and Contents of Documents
               Delivered to Mortgagee.
               ------------------------------

          Whenever several matters are required to be certified by, or covered by an opinion of, any specified
Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other such matters in one or several documents.

          Any certificate or opinion of an Officer of Mortgagor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representa-tions by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of Mortgagor stating that the infor-mation with respect to such factual matters is in the possession of Mortgagor, unless such counsel knows that the certificate or opinion or representations with re-spect to such matters are erroneous. If appropriate to the matter being opined upon and to the extent not pro-hibited by the Trust Indenture Act, any Opinion of Coun-sel may be subject to rights of creditors and the avail-ability of equitable remedies.

          Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, they may, but need not, be consoli-dated to form one instrument.

          Whenever in this Mortgage, in connection with any application or certificate or report to Mortgagee, it is provided that Mortgagor shall deliver any document as a condition of the granting of such application, or as evidence of Mortgagor's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of Mortgagor to have such application granted or to the sufficiency of such certificate or report.

          Every application, certificate, report, affida-vit, opinion, consent, statement or other instrument required to be delivered to Mortgagee under this Mortgage or under any other Mortgage Document shall be in writing and shall be prepared and delivered without cost or expense to Mortgagee.

Section 1.04.  Compliance Certificates and Opinions.
               ------------------------------------

          Upon any application or request by Mortgagor to Mortgagee to take any action under any provision of this Mortgage, Mortgagor shall furnish to Mortgagee an Officers' Certificate stating that all conditions prece-dent, if any, provided for in this Mortgage relating to the proposed action have been complied with and an Opin-ion of Counsel stating that in the opinion of such coun-sel all such conditions precedent, if any, have been com-plied with, except that in the case of any such appli-cation or request as to which the furnishing of such documents is specifically required by any provision of this Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Mortgage shall include:

          (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (b)  a brief statement as to the nature and
scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investi-gation as is necessary to enable him to express an in-formed opinion as to whether or not such condition or covenant has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.05.  Effect of Headings and Table of Contents.
               ----------------------------------------

          The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.06.  Successors and Assigns; Amendments.
               ----------------------------------

          (a) Subject to the provisions of Sections 1.10 and 4.02 hereof and Section 6.2 of the Trust Indenture, and without limiting the generality of Section 1.12 hereof, this Mortgage shall be binding upon and inure to the benefit of the parties hereto and of the respective successors and assigns of the parties hereto to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.

          (b) This Mortgage may not be modified, amend-ed, discharged, released nor any of its provisions waived except by agreement in writing executed by Mortgagor and Mortgagee and in accordance with the provisions of this Mortgage and the Trust Indenture.

Section 1.07.  Separability Clause.
               -------------------

          In case any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.08.  Benefits of Mortgage.
               --------------------

          Without limiting the generality of Section
1.12, nothing in this Mortgage, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Mortgage.

Section 1.09.  Governing Law.
               -------------

          This Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.

Section 1.10.  Limitation on Liability.
               -----------------------

          Notwithstanding anything herein or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, Section
12.10 of the Trust Indenture is incorporated herein by reference.

Section 1.11.  Provisions Required by Trust Indenture.
               --------------------------------------

          Whenever the provisions of this Mortgage and the provisions of the Trust Indenture shall be inconsis-tent, the provisions of the Trust Indenture shall govern.

Section 1.12.  Rights of Mortgagee.
               -------------------

          (a)  Except as otherwise provided in Section
8.2 of the Trust Indenture:

               (i)  Mortgagee may rely, and shall be
     protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, con-sent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii)  any request or direction of Mortgag-
     or mentioned herein shall be sufficiently evidenced by a Mortgagor Request or Mortgagor Order;

               (iii)  whenever in the administration of
     this Mortgage, Mortgagee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Mortgagee (unless other evidence be herein specifi-cally prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (iv)  Mortgagee may consult with counsel
     and any written advice of such counsel or any opin-ion of Counsel shall be full and complete authoriza-tion and protection in respect of any action taken, suffered or omitted by Mortgagee hereunder in good faith and in reliance thereon;

               (v)  Mortgagee shall be under no obliga-
     tion to exercise any of the rights or powers vested in it by this Mortgage at the request or direction of any of the Holders pursuant to the Trust Inden-ture, unless such Holders shall have offered to Mortgagee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

               (vi)  Mortgagee shall not be bound to make
     any investigation into the facts or matters stated in any resolution, certificate, statement, instru-ment, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, deben-ture, note, coupon, security or other paper or document but Mortgagee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Mortgag-ee shall determine to make such further inquiry or investigation, it shall be entitled (subject to the express limitations with respect thereto contained in this Mortgage) to examine the books, records and premises of Mortgagor, personally or by agent or attorney;

               (vii)  Mortgagee may execute any of the
     trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and Mortgagee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (viii)  Mortgagee shall not be personally
     liable, in case of entry by it upon the Trust Es-tate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust
     Estate;

               (ix)  Mortgagor shall pay or cause to be
     paid to the Trustee all compensation and other amounts provided in Section 8.7 of the Trust Inden-ture; and

               (x)  no provision of this Mortgage shall
     require Mortgagee to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder, or in the exercise of any of its rights or powers.

          (b) The provisions of this Section 1.12 shall apply to all Mortgage Documents.

Section 1.13.  Mortgage Subject to Casino Control Act.
               --------------------------------------

          Each provision of this Mortgage is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.

Section 1.14.  Discharge of Lien.
               -----------------

          If (a) Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to Mortgagee all amounts required to be paid by Mortgagor pursuant to the Guarantee, this Mortgage and the Mortgage Notes and the conditions precedent for the Trust Indenture to cease, determine and become null and void (except for any sur-viving rights of transfer or exchange of the Mortgage
Notes provided in the Trust Indenture and for the obliga-tion to pay the Trustee's fees and expenses provided in
Section 8.7 of the Trust Indenture) in accordance with Article Nine of the Trust Indenture shall have occurred, or (b) there shall have occurred a Legal Defeasance (as defined in Section 9.2 of the Trust Indenture) of the Mortgage Notes, or (c) there shall have occurred a Cove-nant Defeasance (as defined in Section 9.3 of the Trust
Indenture), then in any such case Mortgagee shall prompt-ly cancel and discharge the Mortgage Documents, includ-ing, without limitation, this Mortgage, and any financing statements filed in connection herewith and execute and deliver to Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of said lien or liens.

Section 1.15.  General Application.
               -------------------

          (a) The remedies of Mortgagee upon any default by Mortgagor in the fulfillment of any of its obligations hereunder shall be limited in each instance by the provi-sions of Section 1.10, whether or not the provisions providing for such remedies explicitly refer to such Section.

          (b)  The assertion of any rights upon any
Default shall be subject in each instance to, if re-quired, the giving of any notice and the expiration of any grace period provided for in Section 3.01 as a condi-tion to such Default becoming an Event of Default, unless the Trust Indenture Act requires otherwise, in which case the Trust Indenture Act shall control.

          (c) For the purposes of this Mortgage, it is understood that an event which does not materially dimin-ish the value of Mortgagee's interest in the Trust Estate shall not be deemed an "impairment of security," as that phrase is used in this Mortgage.

Section 1.16.  Mortgage Deemed to be Security Agreement.
               ----------------------------------------

          To the extent that the grant of a security interest in any portion of the Trust Estate is governed by the Uniform Commercial Code, this Mortgage is hereby deemed to be as well a security agreement under the Uni-form Commercial Code for the purpose of creating hereby a security interest in all of Mortgagor's right, title and interest in and to said property, securing the obliga-tions secured hereby, for the benefit of Mortgagee.

Section 1.17. Intentionally Omitted.
              ---------------------

                        ARTICLE TWO

                  RELEASE; SUBORDINATION

Section 2.01.  Possession by Mortgagor.
               -----------------------

          So long as there shall have been no accelera-tion of maturity of any Indebtedness secured hereby, including, without limitation, the Mortgage Notes, Mort-gagor shall be suffered and permitted, with power freely and without let or hindrance on the part of Mortgagee, subject to the provisions of this Mortgage and the Trust
Indenture, to possess, use, manage, operate and enjoy the Trust Estate and every part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits, revenues and other income from the Trust
Estate or any part thereof, to use, consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.

Section 2.02.  Obsolete Property.
               -----------------

          Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing and subject to the terms of the Trust Indenture and the TIA, without any release from or consent by Mortgagee:

          (a) to sell or dispose of, free from the lien of this Mortgage, any Tangible Personal Property which, in its reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses or the operation of the Trust
Estate, and no purchaser of any such property shall be bound to inquire into any question affecting Mortgagor's right to sell or otherwise dispose of the same free from the lien of this Mortgage;

          (b)  to alter, repair, replace, change the
location or position of and add to any Tangible Personal
Property; provided, however, that no change shall be made
          --------  -------
in the location of any such property subject to the lien of this Mortgage which would in any respect impair the security of this Mortgage upon such property; or

          (c)  to renew, extend, surrender, terminate,
modify or amend any leases of Tangible Personal Property, when, in Mortgagor's reasonable opinion, it is prudent to do so.

          Mortgagor shall retain any net cash proceeds
(except as provided in Section 5.3 of the Trust Inden-ture) received from the sale or disposition of any Tangi-ble Personal Property under Subsection (a) of this Sec-tion 2.02, in the business of operating the Casino Hotel.

          Mortgagee shall, from time to time, promptly
execute any written instrument in form satisfactory to
Mortgagee to confirm the propriety of any action taken by
Mortgagor under this Section 2.02, upon receipt by Mort-
gagee of a Mortgagor Request requesting the same, togeth-
er with an Officers' Certificate stating that the action
so to be confirmed was duly taken in conformity with this
Section 2.02, and that the execution of such written
instrument is appropriate to confirm the propriety of
such action under this Section 2.02; provided, that Mort-
                                     --------
gagee shall have no liability thereunder and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) shall be paid by Mortgagor.

Section 2.03.  F,F&E Financing Agreements.
               --------------------------

          Notwithstanding any provision contained in this Mortgage or the Trust Indenture to the contrary, if Mortgagor acquires Tangible Personal Property and/or other items constituting operating assets subject to any F,F&E Financing Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such F,F&E Financing Agreement prohibits subordinate liens or the provisions of any such lease prohibits any assignment thereof by the lessee, and if any such prohi-bition is customary with respect to similar transactions of the lender or lessor (as evidenced by an Officers'
Certificate delivered to Mortgagee, together with such other evidence as Mortgagee may reasonably request), as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be, shall be deemed to be Excepted Property. If any such F,F&E
Financing Agreement permits subordinate liens then Mort-gagee shall execute and deliver to Mortgagor, at Mortgagor's expense, such documents as the holder of such F,F&E Financing Agreement may reasonably request to evidence the subordination of the lien of this Mortgage and the Mortgage Documents to the lien of such F,F&E

Financing Agreement; provided, however, that Mortgagee
                     --------  -------
shall have no obligation to execute and deliver such documents, and the lien of this Mortgage shall not be subordinate to any such F,F&E Financing Agreement, unless
(a) such F,F&E Financing Agreement shall contain a provi-sion binding upon the holder of such F,F&E Financing
Agreement that (i) if the holder of such F,F&E Financing
Agreement shall give to Mortgagor any notice of default thereunder, such holder shall at the same time and in the same manner serve a copy of such notice on Mortgagee at the address designated herein (or such other address as Mortgagee may designate by notice given to the holder of such F,F&E Financing Agreement in the manner provided for notices hereunder), and that no such notice to Mortgagor shall be deemed to have been duly given unless and until a copy thereof has been so provided to Mortgagee, and
(ii) promptly following the last date upon which Mortgag-or may cure such default, if Mortgagor shall fail to cure such default, the holder of such F,F&E Financing Agree-ment shall give notice to Mortgagee stating the manner in which Mortgagor shall have failed to cure its said de-fault, in which event Mortgagee shall be permitted to cure the default and, with respect thereto, Mortgagee shall have the same amount of time, after such notice, within which to cure the said default, as is provided for under the provisions of such F,F&E Financing Agreement to be given to Mortgagor therefor after notice or (b) Mort-gagor delivers to Mortgagee an Officers' Certificate certifying that although Mortgagor has used reasonable efforts to have included in such F,F&E Financing Agree-ment such a provision, Mortgagor has been unsuccessful in obtaining such a provision because such provision is not customarily included by the lender or lessor in its F,F&E
Financing Agreements in similar transactions.

Section 2.04.  Released Fee Land.
               -----------------

          (a)  Notwithstanding anything in Granting
Clauses First, Second and Sixth to the contrary, if
Mortgagor is about to exercise its option(s) under Arti-
cle Forty-Fourth or Fifty-Second of any Ground Lease,
Mortgagor shall have the right, unless an Event of De-
fault, or a Default, shall have occurred and be continu-
ing, to have an Affiliate exercise said options(s) or for
Mortgagor to exercise said options(s) on behalf of an
Affiliate and in connection therewith to cause fee simple
title to the Ground Lease Land or any part thereof to be
conveyed to an Affiliate of Mortgagor (provided, that no
                                       --------
portion of the purchase price for the Ground Lease Land
or part thereof is paid by Mortgagor), free from the lien
of this Mortgage (the land to be so conveyed is hereinaf-
ter referred to as the "Released Fee Land"); provided,
                        -----------------    --------
that Mortgagor furnishes Mortgagee with the following:

               (i)  an Officers' Certificate requesting
     the release of the Released Fee Land from the Trust
     Estate and stating that (A) Mortgagor is not re-
     quired to own the Released Fee Land in order to
     maintain all Permits and in order to comply with the
     provisions of all material contracts to which Mort-
     gagor is a party or by which Mortgagor is bound, (B)
     there has been delivered to Mortgagor and Mortgagee
     a true copy of the instrument required by Section
     5.20(b)(xiv), (C) said Affiliate has received all
     Permits necessary to own the Released Fee Land
     (including, without limitation, all approvals re-
     quired by the Casino Control Commission of the State
     of New Jersey or successor governmental authority),
     (D) there has been delivered to Mortgagor and Mort-
     gagee a true copy of an instrument executed by such
     Affiliate stating that (x) said Affiliate may only
     engage in the activity of owning the Released Fee
     Land, and (y) said Affiliate shall not convey the
     Released Fee Land to another Affiliate of Mortgagor,
     unless such other Affiliate executes and delivers to
     Mortgagor and Mortgagee, the instruments that would
     have been required to be delivered pursuant to
     clauses (B) and (D) if Mortgagor conveyed the Re-
     leased Fee Land to such other Affiliate (provided,
                                              --------
     that this restriction shall only be effective until such time as this Mortgage shall be satisfied of record), and (E) the deed conveying the Released Fee
     Land to such Affiliate shall state that such convey-ance is made subject to the terms, provisions and conditions of the applicable Ground Lease and that the fee and leasehold interests in the Released Fee
     Land shall not merge by reason of Mortgagor and/or any Affiliate owning both the leasehold and fee estate therein, and that such estates shall always remain separate and distinct;

               (ii)  an executed counterpart of an agree-
     ment between Mortgagor and said Affiliate in record-able form, confirming that notwithstanding the exercise of any option contained in the Ground Lease by Mortgagor or by an Affiliate of Mortgagor, the provisions of Articles Forty-Fourth and Fifty-Second of said Ground Lease remain in full force and effect and said options continue to be exercisable by Mortgagor, its successors and assigns, from time to time, in accordance with the provisions thereof;

               (iii)  an Opinion of Counsel to the effect
     that (A) Mortgagor is not required to own the Re-leased Fee Land in order to maintain in good stand-ing all Permits or by the provisions of any material contract to which Mortgagor is a party or by which it is bound and (B) the instruments described in clauses (B) and (D) of subparagraph (i) were duly executed by and are binding upon said Affiliate; and

               (iv)  an endorsement to the Original Poli-
     cy, confirming that no merger of the fee and lease-hold estates in the Released Fee Land has resulted from such conveyance.

          (b)  Mortgagee shall, from time to time,
promptly execute any written instrument in form reason-
ably satisfactory to the prospective purchaser to confirm
the release of the Released Fee Land, upon receipt by
Mortgagee of a Mortgagor Request requesting the same,
together with an Officers, Certificate stating that
Mortgagor is entitled to such release by virtue of
Mortgagor's compliance with this Section 2.04; provided,
                                               --------
that Mortgagee shall have no liability thereunder and all costs and expenses (including, without limitation, rea-sonable attorneys' fees and disbursements) shall be paid by Mortgagor.


                       ARTICLE THREE

                         REMEDIES

Section 3.01.  Events of Default.
               -----------------

          "Event of Default," whenever used herein, means
           ----------------
an "Event of Default," as defined in Section 7.1 of the Trust Indenture, shall occur and be continuing (whatever the reason for such event and whether it shall be volun-tary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

Section 3.02.  [Intentionally omitted]

Section 3.03.  Application of Moneys Received by
               Mortgagee.
               ---------------------------------

          Any moneys received by Mortgagee pursuant to the provisions of this Article Three (including moneys received after any action or act by Mortgagee under
Section 3.10) shall be applied by Mortgagee in accordance with the provisions of Section 7.6 of the Trust Inden-ture.

Section 3.04.  Restoration of Rights and Remedies.
               ----------------------------------

          If Mortgagee has instituted any proceeding to enforce any right or remedy under this Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall, subject to any determination in such proceeding, be restored to their respective former positions hereun-der, and thereafter all rights and remedies of Mortgagee shall continue as though no such proceeding had been instituted.

Section 3.05.  Rights and Remedies Cumulative.
               ------------------------------

          No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropri-ate right or remedy.

Section 3.06.  Delay or Omission Not Waiver.
               ----------------------------

          No delay or omission of Mortgagee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article
Three or by applicable law to Mortgagee may be exercised, from time to time, and as often as may be deemed expedi-ent, by Mortgagee.

Section 3.07.  Undertaking for Costs.
               ---------------------

          If any action or proceeding shall be commenced
(including, without limitation, an action to foreclose this Mortgage or to collect the Indebtedness or under the Guarantee secured hereby) to which action or proceeding
Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of Mortgagee to defend or uphold the lien of this Mortgage, then Mortgagor shall pay to Mortgagee all expenses, including, without limita-tion, reasonable attorneys, fees, disbursements and court costs incurred by Mortgagee in connection therewith, together with interest at the rate then payable on such Indebtedness, from the date of payment less the net amount received by Mortgagee, as its interest may appear under any title insurance policy, and, until paid, all such expenses, together with interest as aforesaid, shall be secured by the lien of this Mortgage.

Section 3.08.  Waiver of Appraisement and Other Laws.
               -------------------------------------

          To the full extent that it may lawfully so agree, Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraise-ment, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article
Three; and Mortgagor, for itself and all who may claim under Mortgagor, so far as Mortgagor or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim under Mortgagor, waives, to the extent that Mort-gagor may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust
Estate as an entirety.

          If any law in this Section 3.08 referred to and now in force, of which Mortgagor or its successor or successors might take advantage despite this Section
3.08, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to consti-tute any part of the contract herein contained or to preclude the application of this Section 3.08.

Section 3.09.  Entry.
               -----

          Mortgagor agrees that upon the occurrence, and
during the continuance, of an Event of Default, Mortgag-
or, upon demand of Mortgagee, shall forthwith surrender
to Mortgagee the actual possession of, and it shall be
lawful for Mortgagee by such officers or agents as it may
appoint to enter and take possession of, the Trust Estate
(and the books and papers of Mortgagor), and to hold,
operate and manage the Trust Estate (including the making
of all needful repairs, and such alterations, additions
and improvements as Mortgagee shall deem wise) and to
receive the rents, issues, tolls, profits, revenues and
other income thereof, and, after deducting the costs and
expenses of entering, taking possession, holding, operat-
ing and managing the Trust Estate, as well as payments
for taxes, insurance and other proper charges upon the
Trust Estate and reasonable compensation to itself, its
agents and counsel, to apply the same as provided in
Section 3.03; provided, however, that Mortgagee's rights
              --------  -------
under this Section 3.09 shall be subject to the provi-sions of the New Jersey Casino Control Act and Section
3.14. Whenever all that is then due upon the Debt Docu-ments, including without limitation, the Mortgage Notes and under any of the terms of this Mortgage shall have been paid and all defaults hereunder shall have been cured, Mortgagee shall surrender possession to Mortgagor.

Section 3.10.  Power of Sale; Suits for Enforcement.
               ------------------------------------

          If an Event of Default shall occur and be continuing, Mortgagee, with or without entry, in its discretion, may:

          (a)  sell, subject to any mandatory require-
ments of applicable law, the Trust Estate as an entirety, or in such parcels, as Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as Mortgagee may fix and briefly specify in a notice of sale to be published as required by law; or

          (b) proceed to protect and enforce its rights under this Mortgage by sale pursuant to judicial proceed-ings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Mortgage or in aid of the execution of any power granted in this Mortgage or for the foreclosure of this Mortgage or for the enforcement of any other legal, equitable or other remedy, as Mortgagee shall deem most effectual to protect and enforce any of the rights of Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of Mort-gagee.

Section 3.11.  Incidents of Sale.
               -----------------

          Upon any sale of any of the Trust Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

          (a) subject to the provisions of Section 3.14 and the receipt of any required prior approvals of the New Jersey Casino Control Commission, Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver the Mortgage Notes or any other Debt

Document or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Mort-gage Notes or any other Debt Document, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to Mortgagee after being appropriately stamped to show partial payment;

          (b)  Mortgagee may make and deliver to the
purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

          (c) Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all neces-sary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by Mortgagee or by any purchaser, Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

          (d)  all right, title, interest, claim and
demand whatsoever, either at law or in equity or other-wise, of Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against Mortgagor, its succes-sors and assigns, and against any and all persons claim-ing or who may claim the property sold or any part there-of from, through or under Mortgagor, its successors and assigns; and

          (e) the receipt of Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Section 3.12.  Receiver.
               --------

          Upon the occurrence of an Event of Default and commencement of judicial proceedings by Mortgagee to enforce any right under this Mortgage, Mortgagee shall be entitled, as against Mortgagor, without notice or demand and without regard to the adequacy of the security for the Mortgage Notes, the Guarantee or any other Debt
Document or the solvency of Mortgagor, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof;
provided, however, that Mortgagee's rights under this
Section 3.12 shall be subject to the provisions of the New Jersey Casino Control Act and Section 3.14 hereof.

Section 3.13.  Suits to Protect the Trust Estate.
               ---------------------------------

          Mortgagor hereby acknowledges the right of Mortgagee, in the name and on behalf of Mortgagor, (a) to appear in and defend any action or proceeding brought with respect to the Trust Estate or any part thereof and
(b) upon 5 days' prior notice to Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by Mortgagee), Mortgagee shall have power to institute and to maintain such proceedings as Mortgagee may deem necessary and appropriate, but in the case of
(a) and (b) to prevent any impairment of security or any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Mortgage and to protect
Mortgagee's interests in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including the right to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforce-ment of or compliance with such enactment, rule or order would impair the security hereunder or be materially prejudicial to the interests of Mortgagee.

Section 3.14.  Management of the Premises.
               --------------------------

          Without limiting the generality of any other provision of this Article Three, following an Event of Default and the taking of possession of the Trust Estate or any part thereof by Mortgagee and/or the appointment of a receiver of the Trust Estate or any part thereof, Mortgagee or any such receiver shall be authorized, in addition to the rights and powers of Mortgagee and such receiver set forth elsewhere in this Mortgage, to take any action permitted under Article Seven of the Trust
Indenture.

                       ARTICLE FOUR

            CONSOLIDATION, MERGER, CONVEYANCE,
                     TRANSFER OR LEASE

Section 4.01.  Consolidation, Merger, Conveyance
               or Transfer only on Certain Terms.
               ---------------------------------

          Mortgagor shall comply with all provisions applicable to Mortgagor in Article Six of the Trust
Indenture.

Section 4.02.  Successor Entity Substituted.
               ----------------------------

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of the Trust Estate or any portion thereof in accordance with
Section 6.1 of the Trust Indenture (other than a lease), the successor Person formed by such consolidation or into which Mortgagor is merged or the successor Person to which such sale, assignment, conveyance, transfer or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Mortgagor under this Mortgage with the same effect as if such successor had been named as Mortgagor herein; and there-after, except in the case of a lease, the Person named as "Mortgagor" in the first paragraph of this instrument or any successor Person which shall theretofore have become such in the manner prescribed in this Article shall be discharged from all obligations and covenants under this Mortgage.


                       ARTICLE FIVE

        COVENANTS AND REPRESENTATIONS OF MORTGAGOR

Section 5.01.  Performance of Obligations.
               --------------------------

          Mortgagor shall duly and punctually pay and perform the Obligations in accordance with the terms of the Debt Documents (including, without limitation, Arti-cle Thirteen of the Trust Indenture).

Section 5.02.  F,F&E Financing Agreements.
               --------------------------

          Mortgagor shall comply with all of the terms and conditions set forth in any F,F&E Financing Agree-ments before the expiration of any applicable notice and cure periods contained in any F,F&E Financing Agreements.

Section 5.03.  Limitations on Liens and Transfers.
               -----------------------------------

          (a)  Except as otherwise expressly permitted
under this Mortgage and the Trust Indenture (including, without limitation, Article Five of the Trust Indenture
Mortgagor shall not create, incur, suffer or permit to be created or incurred or to exist any mortgage, lien, charge or encumbrance on or pledge of any of the Trust
Estate.

          (b)  The lien of this Mortgage on the date
hereof shall be subject and subordinate to the lien of any Existing Encumbrances to the extent that each thereof encumbers Mortgagor's interest in the Trust Estate or any part thereof. The foregoing provisions of this Section
5.03(b) shall be self-operative and no further instrument shall be required to give effect to such subordination.
Mortgagee shall, however, from time to time, after re-ceipt of a Mortgagor Request therefor (accompanied by an Officers' Certificate stating that said conditions have been satisfied) execute instruments in form and substance reasonably satisfactory to the holder of a particular
Superior Mortgage confirming such subordination.

          (c)  Except as otherwise expressly permitted
under this Mortgage and the Trust Indenture (including,
without limitation, Article Six of the Trust Indenture),
Mortgagor shall not sell, assign, lease or otherwise
transfer all or any portion of the Trust Estate or any
interest therein (including, without limitation, any
interest in the Ground Leases).  Without limiting the
generality of the foregoing, Mortgagor shall not sepa-
rate, or attempt to separate, its ownership of its inter-
est in the Ground Leases from the ownership of the build-
ings constituting the Casino Hotel or any part thereof.
Notwithstanding the foregoing, Mortgagor shall have the
right, at any time and from time to time, unless an Event
of Default shall have occurred and be continuing, without
any release from or consent by Mortgagee, to grant inter-
ests in the Owned Land in the nature of rights-of-way or
easements or other rights or privileges in the nature of
easements, including, without limitation, the rights-of-
way and easements substantially in the forms attached as
Schedule 6, and/or suffer or permit the acquisition
thereof to or by governmental authorities or public
utilities or others; provided, (i) that none of the same
                     --------
will reduce or impair, in any material respect, (A) the value or usefulness of the Trust Estate or any part thereof or (B) the normal operation of the Casino Hotel in accordance with all Legal Requirements and all Per-mits, (ii) Mortgagor has delivered to Mortgagee an Officers' Certificate, dated not earlier than 10 days prior to the date of each such grant, certifying that (A) no Event of Default has occurred and is continuing and
(B) the conditions set forth in this Section 5.03(c) for such grant have been fulfilled and (iii) Mortgagor has delivered to Mortgagee a duplicate original of the in-strument, if any, pursuant to which such grant is to be made, and such other instruments, certificates and opin-ions as Mortgagee may reasonably request. The foregoing provisions of this Section 5.03(c) shall be self-opera-tive and no further instrument shall be required to evidence the consent of Mortgagee to the grant or other conveyance of such rights-of-way or easements. Mortgagee shall, however, from time to time, after receipt of a Mortgagor Request therefor (accompanied by an Officers'
Certificate stating that said conditions have been satis-
fied) execute instruments in form and substance reason-ably satisfactory to Mortgagee confirming the permissi-bility of such grant or other conveyance.

Section 5.04.  Environmental.
               -------------

          Without limiting the generality of any other provision of this Mortgage, Mortgagor covenants, repre-sents and warrants to Mortgagee as follows:

          (a)  Mortgagor shall comply with any and all
federal, state and local environmental legislation,
rules, and regulations in effect as of the date of this
Mortgage and subsequent thereto, including, without
limitation, the Spill Compensation and Control Act
(N.J.S.A. 58:10-23.11 et seq.) (the "Spill Act"); the
                      ------         ---------
Environmental Cleanup Responsibility Act (N.J.S.A.
13:lK-6 et seq.) ("ECRA"); the Solid Waste Management Act
        ------     ----
(N.J.S.A. 13:E-1 et seq.); the Resource, Conservation and
Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA");
                                     ------     ----
the Comprehensive Environmental Response, Compensation
and Liability Act (42 U.S.C. Section 9601 et seq.)
                                          ------
("CERCLA") and such other environmental legislation,
  ------
rules and regulations, as are in or may come into effect and apply to (i) Mortgagor and/or Mortgagee with respect to the Premises or (ii) the transactions contemplated hereby, and as to any occupants or users of the collater-al, whether as lessees, tenants, licensees or otherwise, Mortgagor shall use its best efforts to cause same to comply with said legislation, rules and regulations.
Mortgagor agrees to pay all costs required in connection with compliance with the foregoing legislation, rules and regulations.

          (b)  Mortgagor has not used in the past, nor
shall Mortgagor use in the future, the Premises for the purpose of refining, producing, storing, handling, trans-ferring, processing or transporting "Hazardous Substanc-es", as such term is defined in ECRA, the Spill Act,

CERCLA or the regulations relating thereto, except that Mortgagor and its subsidiaries have used, and Mortgagor may continue in the future to use, substances in the operation and maintenance of the Premises, including, without limitation, heating oil, gasoline and cleaning chemicals which could be considered as "Hazardous Sub-stances" under the preceding definition.

          (c)  To the best of Mortgagor's knowledge,
after due inquiry and investigation, none of the real property owned, leased and/or occupied by Mortgagor and located in the State of New Jersey, including, without limitation, the Premises, has been or is now being used as a "Major Facility" as such term is defined in N.J.S.A.
58:10-23.llb(l). Mortgagor will not use the Premises in the future as a "Major Facility".

          (d)  To the best of Mortgagor's knowledge,
after due inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by Mortgagor or the Premises, as a result of the Chief Executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Cleanup
Costs", as such term is defined in N.J.S.A. 58:10-
23.llb(d), arising from an intentional or unintentional action or omission of Mortgagor or any previous owner and/or operator of such real property.

          (e) There is no asbestos or asbestos contain-ing material on the Premises. To the best of Mortgagor's knowledge, there are no underground storage tanks located at or on Additional Parcel 1, the Bordonaro Parcel, the Egg Harbor Parcel or the Parking Lease Land. To the best of Mortgagor's: knowledge, after due inquiry and investi-gation, there are no underground storage tanks located at or on the Casino Hotel Parcel or the Parking Parcel.
Mortgagor has not installed or placed, or permitted to be installed or placed, any underground storage tanks at or on the Premises. Underground storage tanks shall have the definition as set forth in N.J.S.A. 58:10A-22(p).

          (f)  Mortgagor has not received a summons,
citation, directive, letter, other written communication, or, to the best of its knowledge, any oral communication, from the New Jersey Department of Environmental Protec-tion and Energy or from any other person, firm or corpo-ration concerning any intentional or unintentional action or omission on Mortgagor's part resulting in the releas-ing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.llb(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of

New Jersey, in either case resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or other-wise controlled by the State of New Jersey.

          (g)  In connection with any purchase of the
Premises or any business or assets located thereon or any "closing, terminating or transferring operations" of any "industrial establishment", as that term is defined in ECRA, occurring on or after December 31, 1983, Mortgagor required that the owner and or operator of the industrial establishment comply with the provisions of ECRA and the owner and or operator did comply therewith.

          (h) Upon the occurrence of an Event (as here-inafter defined), Mortgagee shall have the right to have its consultants perform a comprehensive environmental audit of the Premises. Such audit shall be conducted by an environmental consultant chosen by Mortgagee and may include a visual survey, a record review, an area recon-naissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Premis-es, an asbestos survey of the Premises, which may include random sampling of the improvements and air quality testing, and such further site assessments as Mortgagee may reasonably require due to the results obtained from the foregoing. Mortgagor grants Mortgagee, its agents, consultants and contractors the right to enter the Pre-mises for the purposes of performing such studies and the cost of such studies shall be due and payable by Mortgag-or to Mortgagee upon demand and shall be secured by the lien of this Mortgage. Mortgagee shall direct the envi-ronmental consultant to use its best efforts not to hinder Mortgagor's or any tenant's operations when con-ducting such audit, sampling or inspections. For purpos-es of this paragraph, the term "Event" shall mean (i) the occurrence of any Event of Default, (ii) the issuance of any summons, citation, directive or similar written notice from the New Jersey Department of Environmental
Protection and Energy or from any other local, state or federal entity or from any other person, firm or corpora-tion concerning any alleged material violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto or (iii) the initiation of any legal action, suits or other legal or administra-tive proceedings relating to or in connection with any alleged violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto.

          (i)  If a lien shall be filed against the
Premises by the New Jersey Department of Environmental
Protection and Energy, pursuant to and in accordance with
the provisions of N.J.S.A. 58:10-23.llf(f), as a result
of the Chief Executive of the New Jersey Spill Compensa-
tion Fund having expended monies from said fund to pay
for "Damages", as such term is defined in N.J.S.A. 58:10-
23.llg, and/or "Cleanup and Removal Costs", as such term
is defined in N.J.S.A. 58:10-23(b), arising from an
intentional or unintentional action or omission of Mort-
gagor resulting in the releasing, spilling, pumping,
pouring, emitting, emptying or dumping of "Hazardous
Substances", as such term is defined in N.J.S.A. 58:10-
23.11(b)k into waters of the State of New Jersey or onto
lands from which it might flow or drain into said waters,
then, unless there is a good faith basis for contesting
such lien and Mortgagor is so contesting such lien in
accordance with Section 5.09, Mortgagor shall, within 30
days from the date that Mortgagor is given notice that
the lien has been placed against the Premises or within
such shorter period of time if the State of New Jersey
has commenced steps to cause the Premises to be sold
pursuant to the lien, either (i) pay the claim and remove
the lien from the Premises, or (ii) furnish (A) a bond
satisfactory to a title company selected by Mortgagee
(the "Title Insurer") in the amount of the claim out of
      -------------
which the lien arises, (B) to the Trustee, a cash deposit
(which may be disbursed by the Trustee in its sole dis-cretion) in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

          (j)  Mortgagor shall use its best efforts to
cause compliance by all lessees with all applicable Legal
Requirements relating to environmental protection.

          (k) Mortgagor shall promptly provide Mortgagee with copies of all notices received by or prepared by Mortgagor in connection with ECRA, CERCLA, the Spill Act,
RCRA or any other environmental law, rule or regulation relating to the Premises. For purposes of this para-graph, the term "notice" shall mean any summons, cita-tion, directive, order, claim, pleading, letter, applica-tion, filing, report, findings, declarations or other materials pertinent to compliance of the Trust Estate and Mortgagor with such environmental laws, rules or regula-tions.

          (l) If this Mortgage is foreclosed, Mortgagor shall deliver the Premises in compliance with all appli-cable federal, state and local environmental laws, ordi-nances, rules and regulations, including, without limita-tion, ECRA.

          (m)  Without limiting the generality of Section
5.22, Mortgagor agrees to defend, indemnify and save
Mortgagee harmless from and against any loss or liabili-ty, cost or expense (including, without limitation, reasonable attorneys' fees, consultants' fees, disburse-ments and court costs) arising out of, or incurred in connection with, Mortgagor's misrepresentation, or fail-ure promptly (but in no event to exceed the time period permitted by law) to comply with and perform its obliga-tions, under this Section,5.04. The provisions of this subsection (m) shall survive any transfer of the Premis-es, including a transfer after a foreclosure of this Mortgage.

Section 5.05.  Refinancing Liens.
               -----------------

          Any Refinancing Liens shall, at the option of
Mortgagor, be on a parity with or junior to the lien of
this Mortgage; provided, that if the holder of any Refi-
               --------
nancing Lien which is junior to the lien of this Mortgage
shall have notified Mortgagee (in the manner and at the
address set forth herein for the giving of Notices) of
the existence of its junior lien and its address for
notices, then contemporaneously with the giving of any
notice to Mortgagor in respect of a default hereunder,
Mortgagee shall send a copy of such notice to such junior
lienholder at the address specified in such junior
lienholder's notice and such junior lienholder shall have
the right to cure such default within the time given to
Mortgagor to cure such default; and provided further,
                                    -------- -------
that a Refinancing Lien may be on a parity with the lien
of this Mortgage only if (a) the instrument creating such
lien states that "Pursuant to Section 5.05 of a certain
Indenture of Mortgage and Security Agreement dated as of
April ___, 1996, between Trump Plaza Associates, Trump
Taj Mahal Associates, Trump Atlantic City Associates,
Trump Atlantic City Funding, Inc. and The Trump Taj Mahal
Corporation, collectively, as mortgagor, and First Na-
tional Bank Association, as Collateral Agent, as mortgag-
ee, the lien created by this instrument ranks pari passu
with the lien created by said Indenture recorded in
Mortgage Book       at page     in the Atlantic County,
New Jersey Clerk's Office," (b) said instrument provides for rights and remedies substantially identical to those contained in this Mortgage, (c) said instrument provides that upon the acceleration of maturity of any Indebted-ness secured hereby, the Refinancing Indebtedness secured by such lien shall be deemed accelerated, (d) said in-strument provides that if the Outstanding Amount of the Indebtedness secured hereby is greater than the Outstand-ing Amount of the Refinancing Indebtedness secured by said instrument, then (1) the exercise of the rights and remedies of the holders of such Refinancing Indebtedness or the trustee or other representative thereof shall be directed by Mortgagee for the ratable benefit of the Mortgagee (acting on behalf of the Secured Creditors) and such holders, and such holders or any trustee or other representative agree not to assert any claim against the Trustee in connection therewith and (2) that if the Trustee commences a foreclosure proceeding with respect to this Mortgage, the holder of such instrument shall commence a foreclosure proceeding with respect to such Refinancing Indebtedness and if the holder fails to do so, the Trustee may join such holder as a co-plaintiff to the foreclosure action, (e) if the holder of such Refi-nancing Indebtedness shall at any time elect to obtain the appointment of a receiver for the Premises, such holder shall obtain such appointment for the benefit of both such holder and the Trustee, (f) said instrument provides that in the event of any Taking or Casualty, with respect to which this Mortgage provides that the proceeds or awards in connection therewith are to be used for purposes of Restoration, said proceeds or award will be paid to Mortgagor or held by the Trustee or the Insur-ance Trustee in accordance with Sections 5.11 and 5.19 hereof, as the case may be, and for the purpose of Resto-ration as therein set forth, (g) said instrument provides that the proceeds or award from a Taking or Casualty which in accordance with the terms of this Mortgage are not to be made available for Restoration and other moneys or proceeds arising from the sale or other disposition of the Trust Estate shall be for the ratable benefit of the Trustee (acting on behalf of the Holders) and the holders of said instrument, (h) said instrument provides that neither any waiver, approval or consent, or any other act or failure to act by a holder of said instrument shall be made, given or take place if the effect thereof would impair the validity and priority of the lien created by this Mortgage or adversely affect the rights of Mortgagee hereunder and that without limiting the generality of the foregoing provisions of this clause (h), if either the Trustee or the holder of such Refinancing Indebtedness obtains a New Lease (as defined in and pursuant to the provisions of Section 29.03 of the Ground Leases or any similar new lease under any other Facility Lease), the Trustee and such holder shall cooperate with one another in such reasonable manner as shall not adversely affect the rights of the Trustee (acting on behalf of the Hold-ers) and such holder with respect to the ownership of the lessee's interest under such New Lease and the operation of the Trust Estate; (i) said instrument provides that if the provisions of clause (d) of this Section 5.05 are not applicable then (1) the exercise of the rights and reme-dies of the Holders or the Trustee shall be directed by the holders of the Refinancing Indebtedness or the trust-ee or other representative of such holders for the rat-able benefit of such holders or trustee or other repre-sentative (acting on behalf of the holders of such Refi-nancing Indebtedness) and the Holders, and the Holders or the Trustee agree not to assert any claim against such holders or trustee or other representative in connection therewith, (2) if the Trustee commences a foreclosure proceeding, the holder of said instrument shall likewise do so and if such holder fails to do so, the Trustee may join such holder as a co-plaintiff to the foreclosure action and (3) if the holder of such Refinancing Indebt-edness commences a foreclosure proceeding, the Trustee shall likewise do so and if the Trustee fails to do so, such holder may join the Trustee as a co-plaintiff to the foreclosure action, and said instrument provides that all of the rights, privileges, remedies and benefits afforded to the Trustee, as mortgagee, under this Mortgage and contained in said instrument are contractual benefits for the benefit of, and may be enforced by, the Trustee.

Section 5.06.  Warranty of Leasehold Estate and Title.
               --------------------------------------

          Mortgagor represents and warrants that as of the date hereof:

          (a)  Mortgagor is duly authorized under the
laws of the State of New Jersey and all other applicable laws to execute and deliver the Mortgage Documents, and all corporate and partnership action on Mortgagor's part necessary for the valid execution and delivery of the Mortgage Documents has been duly and effectively taken;

          (b)  Mortgagor is the lawful owner and is
lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all liens, charges or encumbrances, other than the Mortgage
Documents and the Existing Encumbrances;

          (c)  Mortgagor is the holder of and has good
and marketable title to the leasehold interests and leasehold estates under all existing Facility Leases, subject to no lien, encumbrance or charge other than the Mortgage Documents and the Existing Encumbrances;

          (d)  (i) each existing Facility Lease is a
valid and subsisting demise of the respective Leased Land for the term therein set forth, and without limiting the generality of the foregoing, all conditions to the effec-tiveness of the Ground Leases contained in Article Fifty-
First of the Ground Leases have been either waived or satisfied, (ii) there are no defaults under any Facility

Lease by any lessor or the lessee as to which written notice has been given to or by the lessee, (iii) Mortgag-or has delivered to Mortgagee a true and correct copy of each existing Facility Lease, and all modifications, amendments and supplements thereto, and (iv) each exist-ing Facility Lease is in full force and effect and has not been modified, amended or supplemented, except as described on Schedule 2 or 5;

          (e)  Mortgagor has good title to the Operating
Assets, subject to no lien, encumbrance or charge, other than the Mortgage Documents and the Existing Encumbranc-es;

          (f)  Mortgagor has good and lawful right and
authority to execute this Mortgage and to grant, bargain, sell, alien, convey, assign, transfer, hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including, without limitation, with respect to the Operating Assets and Facility Leases), without the consent of any third party, other than governmental authorities and certain Superior Mortgage holders and other secured Persons but any applicable or necessary consent or approval of any such governmental authority, Superior Mortgage holders and other such Persons has been given or waived in accordance with applicable law at or prior to the execution and delivery of this Mortgage, and this Mortgage constitutes a valid first mortgage lien and deed of trust and first priority security interest in the Trust Estate, subject only to Existing Encumbrances
(including, without limitation, the Superior Mortgages) and the Mortgage Documents; and

          (g)  (i) all amounts due under the Superior
Mortgages and the instruments secured thereby have been paid to the extent they were due and payable to the date hereof, and (ii) there is no existing default under said
Superior Mortgages or instruments, or in the performance of any of the terms, covenants, conditions or warranties therein on the part of Mortgagor to be performed and ob-served thereunder as to which written notice has been given to Mortgagor.

          Mortgagor hereby does and shall forever warrant and defend (a) the title to the Trust Estate (including, without limitation, Mortgagor's leasehold estate under, and the lessee's interests in, each existing Facility
Lease) (subject to Permitted Liens) and (b) the priority of the lien of the Mortgage Documents thereon (subject to Permitted Liens other than Restricted Encumbrances), against the claims and demands of all persons whomsoever, at Mortgagor's sole cost and expense.

Section 5.07.  After-Acquired Property; Further
               Assurances; Recording.
               --------------------------------

          All property, real, personal or mixed or any interest therein (other than Excepted Property), of every kind and description and wheresoever situate, which may be hereafter acquired by Mortgagor (including, without limitation, fee title to any Leased Land) shall immedi-ately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now owned by Mortgagor and covered by the Granting
Clauses. Nevertheless, Mortgagor shall do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, financing statements and assur-ances as Mortgagee shall require for accomplishing the express purposes of this Mortgage.

          Mortgagor shall, as provided in Section 5.13, from time to time subject to the lien of this Mortgage its right, title and interest under all Leases.

          Mortgagor shall use reasonable efforts to insure that all Operating Assets or any interest therein hereafter acquired by Mortgagor shall be assignable to Mortgagee, and to the extent such assignment to Mortgagee requires the consent of any governmental authority or any other Person, Mortgagor shall use all reasonable efforts to obtain such consent or a waiver thereof.

          Mortgagor shall cause this instrument and all other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by Mortgagee to fully preserve and protect the rights of Mortgagee as a secured party under the Uniform
Commercial Code to all property comprising the Trust
Estate (to the extent a grant of a security interest therein is governed by the Uniform Commercial Code) and to perfect, preserve and protect the lien of this Mort-gage as a valid direct first mortgage lien of record and a valid first priority security interest on the Trust
Estate subject to Permitted Liens (including, without limitation, the Superior Mortgages), other than Restrict-ed Encumbrances.

          Mortgagor shall pay all filing or recording fees, and all expenses incident to the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mort-gage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate or any instrument of further assur-ance.

          Mortgagor shall furnish to Mortgagee promptly after the acquisition hereafter by Mortgagor of any fee interest or leasehold interest in real property, (a) a mortgagee policy of title insurance on the most recent form of American Land Title Association standard loan policy, extended coverage, which policy shall (i) contain all such endorsements and affirmative insurance, to the extent reasonably applicable, as is contained in the Original Policy and (ii) evidence that title to such real property is subject to no liens or encumbrances which would (A) render title unmarketable or (B) violate any other provision of this Mortgage or the Trust Indenture,
(b) an as-built survey meeting the "Minimum Standard
Detail Requirements for ALTA/ACSM Land Title Surveys", certified within 60 days prior to the acquisition date by a surveyor licensed in the State of New Jersey using the same form of certification as that contained in the surveys of the Premises delivered to Mortgagee on the date of this Mortgage and (c) an Officers' Certificate certifying that the mortgagee policy of title insurance and survey delivered pursuant to clauses (a) and (b) comply, respectively, with the provisions of such clauses
(a) and (b). Upon delivery of all of the items required under this paragraph, any liens or encumbrances on such real property shall constitute Permitted Liens hereunder.

Section 5.08.  Payment of Taxes and Certain Claims;
               Maintenance of Properties; Compliance
               with Legal Requirements and Insurance
               Requirements.
               -------------------------------------

          Mortgagor shall:

          (a) subject to the provisions of Section 5.09 and, pay or cause to be paid before the date on which any fine, penalty, interest or cost may be added for nonpay-ment (but no later than when the same are payable by Mortgagor pursuant to any Superior Instrument Require-
ment), all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments

(including, without limitation, all assessments for
public improvements or benefits, whether or not commenced
or completed prior to the date hereof and whether or not
to be completed prior to the satisfaction of this Mort-
gage), water, sewer or other rents, rates and charges,
excises, levies, license fees, permit fees, inspection
fees and other authorization fees and other charges, in
each case whether general or special, ordinary or ex-
traordinary, foreseen or unforeseen, of every character
(including, without limitation, all interest, additions
to tax and penalties thereon), that may be assessed,
levied, confirmed or imposed on or in respect of or be a
lien upon (i) the Trust Estate (including, without limi-
tation, the Leased Land) or any part thereof or any rent
therefrom or any estate, right or interest therein, or
(ii) any acquisition, occupancy, use, leasing, or posses-
sion of or activity conducted on the real property or any
part thereof included in the Trust Estate or any gross
receipts thereof or of the rent therefrom (all of the
foregoing being referred to collectively as "Imposi-
                                             ------
tions").  Notwithstanding the foregoing or any other
- -----
provision of this Mortgage, Mortgagor shall not be re-quired to pay any income, profits or revenue tax upon the income of Mortgagee or the Holders nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Mortgagee or the Holders nor any interest, additions to tax or penalties in re-spect thereof, unless such tax is imposed, levied or assessed in substitution for any Imposition that Mortgag-or is required to pay pursuant to this Section 5.08.
Mortgagor shall deliver to Mortgagee, at Mortgagee's request, official receipts or other proof evidencing payments of any Impositions in accordance with the re-quirements of this Section 5.08. Mortgagor shall not be entitled to any credit for taxes or assessments paid against the Mortgage Notes;

          (b) except for such property which Mortgagor may dispose of or replace pursuant to Section 2.02, maintain and keep all of Mortgagor's properties used or useful in the conduct of Mortgagor's business, including, without limitation, the Casino Hotel and all Tangible
Personal Property, in such good repair, working order and condition, except for reasonable wear and use, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of first-class casino and hotel complexes in Atlantic City, New Jersey;

          (c)  occupy and continuously operate the Casino
Hotel and keep the Casino Hotel supplied with Tangible
Personal Property, all in a manner consistent with the standards of first-class casino and hotel complexes in Atlantic City, New Jersey;

          (d)  subject to the provisions of Section 5.09,
(i) comply with all Legal Requirements and Insurance
Requirements, whether or not compliance therewith shall require structural changes in the buildings and improve-ments included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part there-of, (ii) procure, maintain and comply with all Permits required for (1) the use of the Casino as a gaming and gambling facility, (2) the on-premises consumption of alcoholic beverages at the Casino Hotel and (3) any other use of the Trust Estate or any part thereof then being made, and for the proper erection, installation, opera-tion and maintenance of the improvements or any part thereof, (iii) comply with all obligations of Mortgagor under, and keep in full force and effect, all easements which in any respect inure to the benefit of, or other-wise affect, the Trust Estate or any part thereof, if the failure to comply with the same would impair Mortgagee's security hereunder, and (iv) without limiting the gener-ality of clause (iii), comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof, if the failure to comply with the same would impair Mortgagee's security hereunder. Without limiting the generality of the foregoing, Mortgagor represents and warrants that at the time of the execution of this Mortgage, Mortgagor is in compliance with the requirements of clauses (i), (ii), (iii) and (iv) above;
and

          (e) in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for federal, state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of Mortgagee, pay the full amount of such new or additional taxes.

Section 5.09.  Permitted Contests.
               ------------------

          Notwithstanding anything in this Mortgage to
the contrary, Mortgagor, at Mortgagor's expense, may
contest (after prior notice to Mortgagee) by appropriate
legal proceedings conducted in good faith and with due
diligence, the amount or validity or application, in
whole or in part, of any Imposition or lien therefor or
any Legal Requirement or Insurance Requirement or the
application of any instrument of record (including,
without limitation, any Superior Instrument Requirement)
affecting the Trust Estate or any part thereof or any
claims of holders of F,F&E Financing Agreements, mechan-
ics, materialmen, suppliers, or vendors or lien therefor,
and may withhold payment of the same pending such pro-
ceedings if permitted by law, or make payment under
protest, or defer compliance with any such Legal Require-
ment, any such Insurance Requirement or the terms of any
such instrument, and the same shall not be a Default
hereunder; provided, that (a) in the case of any Imposi-
           --------
tions or lien therefor or any claims of mechanics, mate-rialmen, suppliers or vendors or lien therefor, such proceedings shall suspend the collection thereof from each of Mortgagor, Mortgagee, the Holders and the Trust
Estate, (b) neither the Trust Estate nor any interest therein would be in any significant danger of being sold, forfeited, or lost, (c) such action will not result in
(i) the termination of any Facility Lease or (ii) the holder of any Superior Mortgage having a right to exer-cise any rights or remedies thereunder, (d) in the case of a Legal Requirement, neither the Holders nor Mortgagee shall be in any significant danger of any civil liability or any danger of any criminal liability, and the failure of Mortgagor to comply with such Legal Requirement shall not affect the continuance in good standing of any Permit or result in the suspension, termination, non-renewal or material adverse modification of any Permit, and (e) in the case of an Insurance Requirement, the failure of Mortgagor to comply therewith shall not affect the valid-ity of any insurance required to be maintained by Mort-gagor hereunder.

Section 5.10.  Mechanics' and Other Liens.
               --------------------------

          Subject to the provisions of Section 5.03, Mortgagor shall cause to be removed, either by payment, or bonding or otherwise, all claims and demands of me-chanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises and/or Trust Estate or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general shall do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgag-or, without expense to Mortgagee.

Section 5.11.  To Insure.
               ---------

          (a) Mortgagor, at Mortgagor's expense, shall maintain with Insurers:

               (i)  insurance with respect to Mortgagor's
     insurable properties constituting a part of the
     Trust Estate against loss or damage by fire, light-
     ning, and other risks from time to time included
     under "all-risk" policies and against loss or damage
     by sprinkler leakage, water damage, collapse, mali-
     cious mischief and explosion in respect of any steam
     and pressure boilers and similar apparatus located
     on such insurable properties, in amounts at all
     times sufficient to prevent Mortgagor from becoming
     a coinsurer within the terms of the applicable
     policies, but in any event such insurance shall be
     maintained in not less than the greatest of the
     following (the "Insurance Amount"):  (A) 100% of the
                     ----------------
     then Full Insurable Value of such insurable proper-ties, determined from time to time (but not less frequently than once in any 36 calendar months), by an Appraiser or Insurer, (B) the then Outstanding
     Amount of Indebtedness under the Debt Documents or
     (C) the amount required to be maintained pursuant to the Superior Instrument Requirements;

               (ii)  war risk insurance as and when such
     insurance is obtainable from the United States of America or any agency thereof as promptly as reason-ably practicable after the same becomes so obtain-able, in an amount not less than the Insurance
     Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, in such lesser amount as may then be so obtainable;

               (iii)  comprehensive general liability
     insurance, including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's coverage and per-sonal injury coverage against any and all claims arising out of or connected with the possession, use,, leasing, operation or condition of such insur-able properties, in an amount not less than $100,000,000 combined single limit coverage for personal injury and property damage with respect to any one occurrence, which may be under an umbrella policy. Anything contained in this clause (iii) to the contrary notwithstanding, the Superior Instru-ment Requirements with respect to the kinds and amount of insurance described in this clause (iii) shall be satisfied by Mortgagor;

               (iv)  workers' compensation insurance to
     the extent required by law;

               (v)  business interruption insurance
     covering not less than 6 months of loss, provided that, at any time that Mortgagor is renewing any policy for such insurance or taking out any new or replacement policy for such insurance covering a period of less than 12 months, Mortgagor shall deliver to Mortgagee an Officers' Certificate certi-fying that the period of coverage to be maintained by Mortgagor under such policy is the maximum that can be maintained at rates determined by Mortgagor to be reasonable for such coverage;

               (vi)  to the extent available, flood
     insurance in an amount not less than the Insurance
     Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, such lesser amount as may then be so obtainable but in no event less than $100,000,000; and

               (vii)  such other insurance with respect
     to such insurable properties against loss or damage of the kinds (A) from time to time customarily insured against by persons owning or using first-class casino and hotel complexes in Atlantic City, New Jersey and (B) required to be maintained pursu-ant to any Superior Instrument Requirements.

          Notwithstanding the foregoing, to the extent not violative of any Superior Instrument Requirements,
(A) Mortgagor may maintain a deductible with respect to the insurance policies described in clauses (i), (ii),
(vi) and (vii) in an amount not to exceed $250,000, (B)
Mortgagor may maintain a deductible with respect to the insurance policies described in clause (iii) in an amount not to exceed $500,000, and (C) Mortgagor may maintain a deductible with respect to the insurance policies de-scribed in clause (v) in an amount not to exceed
$1,000,000.

          (b)  (i)  Each policy of insurance maintained
by Mortgagor pursuant to Section 5.11(a) shall, (A)
except in the case of workers' compensation insurance,
name Mortgagor as an insured and shall name as additional
insureds (1) Mortgagee and (2) to the extent required by
the Superior Instrument Requirements, the lessors under
any Facility Leases and the holders of the Superior
Mortgages, (B) provide that all insurance proceeds for
losses, except in the case of comprehensive general
liability insurance and workers' compensation insurance
or as otherwise provided in Subsections (d), (e) and (f)
of this Section 5.11, be payable solely to Mortgagee (or
if such insurance proceeds are for losses sustained
solely to property covered by a Superior Mortgage, such
other party as is required to receive such proceeds under
a Superior Mortgage), (C) include effective waivers
(whether under the terms of any such policy or otherwise)
by the insurer of all claims for insurance premiums
against all loss payees and named insureds (other than
Mortgagor) and all rights of subrogation against any
named insured, (D) except in the case of comprehensive
general liability and workers' compensation insurance,
provide that any losses shall be payable notwithstanding
(1) any act, failure to act, negligence of, or violation
or breach of warranties, declarations or conditions
contained in such policy by Mortgagor or Mortgagee or any
other named insured or loss payee (including, without
limitation, (v) the holder of any Refinancing Lien, (w)
the lessors under the Facility Leases with respect to any
Leased Facilities, (x) the holder of the Note Mortgage,
(y) the lessors under the Parking Leases with respect to
any Parking Lease Land and (z) the holder of any Superior
Mortgage with respect to the property encumbered thereby,
(2) the occupation or use of the insurable properties for
purposes more hazardous than permitted by the terms of
the policy, (3) any foreclosure or other proceeding or
notice of sale relating to the insurable properties or
(4) any change in the title to or owners hip or posses-
sion of the insurable properties, (E) contain a non-
contributory mortgagee clause in favor of Mortgagee, and
(F) provide that if all or any part of such policy is
cancelled, terminated or expires, the insurer will forth-
with give notice thereof to each named insured and loss
payee and that no cancellation, non-renewal, reduction in
amount or material change in coverage thereof shall be
effective until at least 30 days after receipt by each
named insured and loss payee of written notice thereof.
Mortgagor may effect the insurance required under this
Section 5.11 under blanket and/or umbrella policies
covering properties owned or leased by Affiliates of
Mortgagor; provided, that such policies otherwise comply
           --------
with this Mortgage and provide that the amount of cover-age afforded thereunder with respect to the Trust Estate shall not be reduced by claims thereunder against such other properties.

               (ii)  Mortgagor may effect the insurance
required under this Section 5.11 under blanket and/or
umbrella policies covering properties owned or leased by
Affiliates of Mortgagor; provided, that (A) such policies
                         --------
otherwise comply with this Mortgage, (B) except with respect to flood insurance and earthquake insurance, provide that the amount of coverage afforded thereunder with respect to the Trust Estate shall not be reduced by claims thereunder against such other properties' and (C) in the case of flood insurance provide that the amount of coverage afforded thereunder with respect to the Trust
Estate shall not be reduced below $100,000,000 by reason of claims thereunder against such other properties.

          (c)  Mortgagor shall deliver to Mortgagee
duplicate originals of all insurance policies that Mort-gagor is required to maintain pursuant to this Section

5.11. Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.

          (d) Mortgagor shall notify Mortgagee immedi-ately upon obtaining knowledge of any Casualty which (i) results in damage, loss or destruction in an amount in excess of $5,000,000 to any buildings or improvements on the Premises and/or any Tangible Personal Property or
(ii) pursuant to any Superior Instrument Requirement, would require the deposit of insurance proceeds with the Depositary, or action or proceeding with respect thereto.
Whenever the Superior Instrument Requirements require or permit the selection of the Depositary by Mortgagor, Mortgagor shall select the Insurance Trustee as the Depositary. Within 30 days after any Casualty which results in any damage, loss or destruction in an amount in excess of $10,000,000 to any buildings or improvements on the Premises and/or any Tangible Personal Property, Mortgagor shall deliver to Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of said buildings and improvements for the same uses and to the same size and quality in all material respects, as existed immediately prior to the Casualty (and if said certificate states that Legal Requirements do not permit such Restoration, said certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised value immediately prior to the Casualty and the estimated Appraised Value immediately after the Restora-
tion). If Mortgagor is required to deliver such Certifi-cates of Appraised Value and if based on such Certifi-cates of Appraised Value immediately after Restoration,
(i) the aggregate Outstanding Amount of Indebtedness immediately after such Restoration shall exceed the greater of (A) 80% of the Appraised Value immediately after such Restoration or (B) the quotient of the Out-standing Amount of Indebtedness immediately prior to such Casualty divided by the Appraised Value immediately prior to the Casualty multiplied by the Appraised Value immedi-ately after such Restoration, or (ii) applicable Legal
Requirements do not permit the Restoration of the Casino
Hotel for use as a casino and hotel complex, then, in either of such events, the proceeds of any insurance shall not be applied to Restoration but shall instead be paid and delivered to Mortgagee to the extent of the then
Outstanding Amount under the Debt Documents and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of this Mortgage to the extent proceeds are available for such purpose and pro-vided that no additional sums are due to Mortgagee or the Secured Creditors, the balance of any net insurance pro-ceeds shall be paid to Mortgagor.

          (e)  Subject to the provisions of Section
5.11(d), if a Casualty occurs, the following shall apply:

               (i)  If the cost of Restoration is less
     than $10,000,000, the net insurance proceeds shall be paid by Mortgagee to Mortgagor (unless the Supe-rior Instrument Requirements provide that the same shall be paid to the Depositary).

               (ii)  If the cost of Restoration is
     $10,000,000 or more or if the Superior Instrument
     Requirements provide that the same shall be paid to the Depositary, the net insurance proceeds shall be paid by Mortgagee to the Insurance Trustee (or other
     Depositary required by the Superior Instrument Re-quirements, provided that such Depositary holds such proceeds in trust for purposes of paying the costs of Restoration).

               (iii)  Mortgagor shall commence with
     reasonable promptness under the circumstances and
     thereafter with due diligence proceed to perform and
     complete in a good and workmanlike manner the resto-
     ration, repair, replacement or rebuilding of the
     damage or destruction resulting from the Casualty
     (all such restoration, repair, replacement and
     rebuilding following a Casualty or a Taking are
     referred to as "Restoration") in accordance with the
                     -----------
     plans and specifications submitted to the Insurance
     Trustee, in conformance with all Legal Requirements and Superior Instrument Requirements, and in accor-dance with the further provisions of this Subsection
     (e), regardless of the extent of any such Casualty and whether or not net insurance proceeds, if any, shall be available or, if available, shall be suffi-cient, for the purpose of the Restoration. All
     Restoration work shall be performed in accordance with the applicable provisions of Section 5.12 and in conformance with all Superior Instrument Require-ments, Legal Requirements and Insurance Requirements and, prior to commencing any Restoration, Mortgagor shall obtain all Permits necessary in connection therewith, and shall obtain and keep in full force and effect until the completion of such Restoration, such additional insurance as the Insurance Trustee and Superior Instrument Requirements may require.
     The plans and specifications for the Restoration shall be accompanied by a certificate of Mortgagor and an Opinion of Counsel to the effect that upon the completion of the Restoration pursuant to the plans and specifications, the Premises and all buildings and improvements thereon will comply with all Superior Instrument Requirements, Legal Require-ments and Insurance Requirements.

               (iv)  Any insurance proceeds which Mort-
     gagor receives shall be held by Mortgagor in trust for the purpose of paying the cost of the Restora-tion, except as otherwise provided herein.

               (v)  Any net insurance proceeds that the
     Insurance Trustee holds pursuant to this Subsection
     (e), shall be deposited in an interest-bearing investment reasonably designated by Mortgagor (to the extent Mortgagor is permitted to designate such investment under the Superior Instrument Require-ments) (and the interest thereon shall be added to such proceeds) and shall be paid by the Insurance
     Trustee to reimburse Mortgagor for, or to make payment for, the Restoration, after the Insurance
     Trustee deducts therefrom the amount of any reason-able costs and expenses incurred in connection with the performance of its obligations under this Sec-tion 5.11. The Insurance Trustee shall make such payments not more frequently than once every 30 days upon the written request of Mortgagor (unless more frequent payments are required by Superior Instru-ment Requirements), by paying to Mortgagor or the persons named in the certificate described in clause
     (vi) of this Subsection (e) the respective amounts stated in such certificate from time to time as the Restoration progresses, provided Mortgagor has complied with the requirements of this Subsection
     (e) and such payment is permitted by any applicable
     Superior Instrument Requirements. Mortgagor's request shall be accompanied by (A) the certificate described in clause (vi) of this Subsection (e) and
     (B) a title company or official search, or other evidence reasonably acceptable to the Insurance
     Trustee, showing that there have not been filed with respect to the Premises, any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record
     (or bonded against or secured by other security) or any other encumbrance irrespective of its priority
     (other than Permitted Liens).

               (vi)  The certificate required by clause
     (v) of this Subsection (e) shall (A) be an Officers'
     Certificate, countersigned by the Architect in charge of the Restoration with respect to the mat-ters described in (1) and (5) below, (B) be dated not more than 10 days prior to such request and (C) set forth (in addition to any other requirements contained in any applicable Superior Instrument
     Requirements) that:

               (1)  all of the Restoration theretofore
          performed is in substantial compliance with the plans and specifications theretofore submitted to the Insurance Trustee and in compliance with all Superior Instrument Requirements, Legal
          Requirements and Insurance Requirements;

               (2)  the sum then requested either has
          been paid by Mortgagor or is justly due to contractors, subcontractors, materialmen, engi-neers, architects or other persons who have rendered services or furnished or contracted to deliver materials for the Restoration therein specified, and the names and addresses of such persons, a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof;

               (3)  no part of the amount requested has
          been or is the basis in any previous or then pending request for the withdrawal of net in-surance proceeds, and that the sum then re-quested does not exceed the value of the ser-vices and materials described in the certifi-cate;

               (4)  except for the amount, if any, stated
          pursuant to Subclause (2) of this clause (vi) in such certificate to be due for services or materials, and except for amounts in dispute and/or customary retainages, there is no out-standing indebtedness known to the person sign-ing such certificate, after due inquiry, which is then due for labor, wages, materials, sup-plies or services in connection with such Res-toration; and

               (5)  the remaining cost, as estimated by
          the persons signing such certificate, of the Restoration in order to complete the same does not exceed the net insurance proceeds remaining in the hands of Insurance Trustee after payment of the sum requested in such certificate or if such estimated cost does exceed such insurance proceeds such certificate shall state the amount of any such deficiency. If the certifi-cate states that such deficiency will exist,

          Mortgagor shall deliver the amount of such deficiency in cash or cash equivalent to the Insurance Trustee simultaneously with the de-livery of such certificate, which amount shall be deemed insurance proceeds for purposes of this Section 5.11(e).

               (vii)  If net insurance proceeds shall be
     insufficient to pay the entire cost of the Restora-tion, then, after completion of the Restoration, Mortgagor shall pay the deficiency. If all or any part of the net insurance proceeds are not used for the Restoration in accordance with this Subsection
     (e) (because such proceeds exceed the amount re-quired to complete the Restoration), then upon completion of the Restoration in accordance with this Subsection (e), such amount not so used, if held by the Insurance Trustee, shall be paid to Mortgagor (if permitted by Superior Instrument Re-quirements).

          (f)  Mortgagor shall not take out separate
insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursu-ant to this Section 5.11, unless the same is permitted by Superior Instrument Requirements. Mortgagor shall imme-diately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee a duplicate original of the policy of such insurance, a copy thereof certified by the insurer or a certificate thereof. Provided that no Event of Default has occurred and is continuing, all net business inter-ruption insurance proceeds shall be paid to Mortgagor, to be segregated from the other funds of Mortgagor and held in trust by Mortgagor for the following purposes and in the following order of priority: (i) for the payment of Impositions and amounts due under the Facility Leases and Superior Mortgages, (ii) for debt service for the esti-mated period of Restoration (for purposes of this Section
5.11(f), interest and principal payments due on any payment date under the applicable Debt Documents will be deemed to accrue in equal daily installments: beginning the day after the immediately preceding payment date and ending on such payment date), and (iii) for any other expense incurred in connection with the operation or business of the Casino Hotel.

          (g)  Insurance claims by reason of damage or
destruction to any portion of the Trust Estate may be adjusted by Mortgagor, but Mortgagee shall have the right
(but not the obligation) to join Mortgagor in adjusting, and approving the adjustment of, any such loss except in the event of a loss where the amount of insurance reason-ably anticipated to be received with respect to such loss is less than $5,000,000, and Mortgagor shall assist
Mortgagee in any such adjustment at the request of Mort-gagee. If Mortgagee at its election as aforesaid joins
Mortgagor in any adjustment process, then Mortgagee's approval of the adjustment shall not be unreasonably withheld.

          (h) Notwithstanding anything contained herein to the contrary, if an Event of Default shall have oc-curred and be continuing, Mortgagee may, at its option,
(A) refrain from paying to Mortgagor or the Insurance
Trustee any net insurance proceeds or (B) instruct the Insurance Trustee to pay to Mortgagee any insurance proceeds then held by the Insurance Trustee, as the case may be.

Section 5.12.  Limitations on Building Demolition,
               Alterations, Improvements and New
               Construction.
               -----------------------------------

          Unless an Event of Default shall have occurred
and be continuing, Mortgagor shall have the right at all
times to make or permit such demolition, alterations,
improvements or new construction, structural or otherwise
(herein sometimes called collectively "Alterations" and
                                       -----------
each, individually, an "Alteration"), of or on the Trust
                        ----------
Estate, to be made in all cases subject to each of the following conditions:

          (a)  No Alteration shall be undertaken or
carried out except in conformity with all Superior In-strument Requirements, Legal Requirements and Insurance
Requirements.

          (b) If the estimated cost of any Alteration, together with other Alterations that constitute a single construction plan or project (whether or not accomplished in several stages or procedures), exceeds $5,000,000, the building or buildings, structures or other improvements as so improved or altered, upon the completion of the work, shall be of a value not less than the value of such building or buildings, structures or other improvements immediately prior to the making of such Alteration.

          (c)  Any Alteration which is structural in
nature or involves an estimated cost of more than $5,000,000 shall be conducted under the supervision of an Architect, and no such Alteration shall be undertaken until 10 days after there shall have been filed with Mortgagee detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Architect and accompanied by a certificate of such

Architect stating that such plans and specifications conform to all applicable provisions of this Section
5.12.

          (d) No Alteration involving an estimated cost of more than $5,000,000 shall be undertaken until Mort-gagor has furnished to Mortgagee, at Mortgagor's sole cost and expense, a surety bond or bonds, covering per-formance, and labor and material payments with respect to the work to be,so performed, naming Mortgagee as obligee, issued by a responsible surety company, authorized to do business in the State of New Jersey, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work covered by the plans and specifications therefor, guaranteeing the performance and completion of such construction, substan-tially in conformity with the said plans and specifica-tions and within a reasonable time, subject to delays by fire, strikes, lock-out, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or other similar causes beyond the control of Mortgagor, free and clear of all liens, claims and liabilities for the cost of such Alterations. If such surety bond or bonds shall be unobtainable Mortgagor shall deliver to Mortgagee security by cash, letter of credit or other guarantee, affording substantially the same protection as would such bond or bonds.

          (e)  All work done in connection with any
Alterations shall be done promptly and in good and work-manlike manner. The work in connection with any Alter-ation shall be prosecuted with reasonable dispatch, delays due to fire, strikes, lock-outs, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoid-able Casualty or similar causes beyond the control of Mortgagor excepted.

          (f)  If the estimated cost of Alterations
exceeds $5,000,000, Mortgagor shall have delivered to Mortgagee (i) prior to the commencement of such Alter-ations, copies of all Permits required for the commence-ment of such work together with a certificate of the Architect or an Opinion of Counsel to the effect that all Permits required for the commencement of such Alterations have been obtained; and (ii) within a reasonable period of time after the completion of the Alterations, copies of all Permits required in connection with the completion thereof, together with either an Opinion of Counsel or a certificate of the Architect that all such Permits have been so obtained by Mortgagor and that Mortgagor has complied with all the requirements of this Section 5.12.

          (g) No Alterations of any kind shall be made which shall change the use or reduce the size or quality of any building, structure or other improvements in any material respect or which shall change the use of the Casino Hotel from its use as a gaming and hotel facility.

          (h)  No Alterations costing in excess of
$5,000,000, together with other Alterations that consti-tute a single construction plan or project (whether or not accomplished in several stages or procedures), shall be made if such Alterations are not expected to be com-pleted at least 120 days prior to the Stated Maturity of any Indebtedness secured hereby, including, without limitation, the Mortgage Notes (except if such Alter-ations are required in order to comply with Legal Re-quirements or Superior Instrument Requirements).

          (i)  Mortgagor shall maintain at all times
during the performance of Alterations, in addition to any insurance required to be maintained under Section 5.11 hereof, appropriate workers' compensation insurance covering all persons employed for such Alterations to the extent required by applicable law, and comprehensive general liability insurance expressly covering the addi-tional hazards due to such Alterations. Each such policy of insurance shall comply with the provisions of Section
5.11(b), and Mortgagor shall comply with Subsections (c),
(d), (e), (f), (g) and (h) of Section 5.11 in connection with all such insurance.

Section 5.13.  Leases.
               ------

          Mortgagor shall not (except in accordance with the provisions of the Trust Indenture):

          (a) lease the Trust Estate substantially as an entirety to any Person, nor shall Mortgagor lease either the Casino Hotel or the Casino or the Hotel or any park-ing facilities located on the Parking Parcel or the Parking Parcel substantially as an entirety to any Per-son;

          (b)  enter into any Lease, or renew, modify,
extend, terminate, or amend any Lease, except in the ordinary course of business of operating the Casino
Hotel;

          (c) receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one month in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments there-under may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder in an amount not exceeding one year's rent;

          (d) collaterally assign, transfer or hypothe-cate (other than to Mortgagee hereunder or to the holder of any Superior Mortgage, but in each case only with respect to the property secured by such mortgage) (i) any rental payment under any Lease whether then due or to accrue in the future, (ii) the interest of Mortgagor as landlord under any Lease or (iii) the rents, issues or profits of the Trust Estate;

          (e)  after the date hereof, enter into any
Lease, or renew any Lease, unless such Lease contains terms to the effect as follows:

               (i)  the Lease and the rights of the ten-
     ants thereunder shall be subject and subordinate to the rights of Mortgagee under this Mortgage and the holders of any Superior Mortgage,

               (ii)  the Lease may be assigned by the
     landlord thereunder to Mortgagee,

               (iii)  the rights and remedies of the
     tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof, and

               (iv)  the rights of the tenant shall be
     subject and subordinate to the rights of the lessee under any New Lease (as defined in Section 29.3 of the Ground Leases); or

          (f)  modify any Lease with respect to the
matters described in clauses (i) through (iv) of para-graph (e).

          If Mortgagor enters into a Lease (other than with Affiliate of Mortgagor) for a term of not less than 3 years, Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of Sched-ule 7 hereto, following receipt of a certificate of a leasing broker (who is not an Affiliate of Mortgagor or the broker involved in such transaction) experienced with respect to leases of commercial space in the Atlantic
City area stating that the rent under the Lease through-out the term thereof is not less than fair market rent and the other terms of the Lease are fair and reasonable in the commercial leasing market. Mortgagor shall, upon demand, reimburse Mortgagee for any costs and expenses
(including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with the preparation, review and delivery of such non-disturbance and attorn-ment agreements.

          Promptly after the execution and delivery
hereof, Mortgagor shall cause the lessee under each Lease
now in effect, and promptly after each Lease is executed
or becomes effective after the date of the execution and
delivery hereof, Mortgagor shall cause the lessee under
each such Lease, to be duly notified in writing (unless
the substance and effect of such notice shall be con-
tained in such Lease) of the subjection of the owner's
interest, as lessor, in and to such Lease to the lien of
this Mortgage and of the name and address of Mortgagee.
Each such notice shall state that the lease of such
lessee is a Lease as herein defined.  If a new Mortgagee
is at any time appointed hereunder or the address of
Mortgagee shall at any time be changed, Mortgagor shall
cause each lessee under each Lease to be promptly noti-
fied in writing of the name and address of such new
Mortgagee or the new address of Mortgagee.  Mortgagor
shall use reasonable efforts (but shall not be obligated
to incur any expenditure other than de minimis amounts)
                                    -- -------
to obtain from each lessee under each Lease to whom any notice is sent pursuant to this paragraph an acknowledg-ment of receipt of such notice, and Mortgagor shall promptly deliver to Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain. Mortgagee shall not be responsible for securing or causing Mortgagor to secure any such acknowledgment.

Section 5.14.  Compliance Certificates.
               -----------------------

          Mortgagor shall deliver to Mortgagee, within 120 days after the end of each fiscal year of Mortgagor, an Officers' Certificate stating that

          (a)  a review of the activities of Mortgagor
during such year and of performance under this Mortgage has been made under the signer's supervision, and

          (b)  to the best of each signer's knowledge,
based on such review, Mortgagor has fulfilled all of Mortgagor's obligations under this Mortgage throughout such year, or, if there has been a default in the ful-fillment of any such obligation, specifying each such default known to him and the nature and status thereof.

          Promptly after Mortgagor may reasonably be deemed to have knowledge of a default hereunder, Mortgag-or shall deliver to Mortgagee a notice specifying the nature and period of existence thereof and the action
Mortgagor is taking and proposes to take with respect thereto.

Section 5.15.  EAB Mortgage.
               ------------

          Upon any renewal, extension (including, without limitation, any informal or unwritten extension but not including any "standstill" period agreed to by the holder of the EAB Mortgage while an extension is being negotiat-ed, which standstill period shall not exceed 90 days), substitution, refunding, refinancing or replacement
(each, a "refinancing") of the EAB Mortgage at or before the scheduled maturity on September 30, 1996 of the in-debtedness secured thereby, Mortgagor shall deliver to Mortgagee (a) an instrument, in form and substance satis-factory to Mortgagee, executed by the mortgagee under such refinancing (whether such mortgagee shall be Europe-an American Bank or any other Person) (i) consenting to the execution and recordation by TSA of an instrument providing that so long as TSA owns fee title to the TSA
Parcel (A) TSA shall not terminate the Ground Lease of the TSA Parcel for any reason whatsoever (including, without limitation, due to the default of Mortgagor under such lease) and (B) TSA shall not accept, and, if ten-dered by Mortgagor shall promptly return to Mortgagor, any payment of rent or other charges payable under such Ground Lease in excess of the amount required to pay the debt service under any mortgage affecting TSA's fee interest in the TSA Parcel (and TSA shall use such funds only to pay its debt service obligations under the EAB
Mortgage) at any time that an Event of Default, or a Default of the types described in Section 3.01(b), (c),
(g), (h), (i) or (m) of this Mortgage or Section 7.1(a),
(b), (f) or (g) of the Trust Indenture, shall have oc-curred and be continuing under this Mortgage or the Trust
Indenture, (ii) acknowledging and confirming the contin-ued existence, and, if necessary, consenting to the re-granting by TSA to Mortgagor, of the option to purchase the TSA Parcel as described in Article Forty-Fourth of the Ground Lease of the TSA Parcel and (iii) consenting to the amendment of Article Twenty-Ninth of the Ground
Lease of the TSA Parcel to replace each 30 day time period contained in such article with a 90 day time period, and (b) an instrument or instruments in form and substance satisfactory to Mortgagee, executed by TSA and, to the extent necessary, Mortgagor, effecting each of the matters consented to by such.mortgagee under clause (a) above. By its receipt hereof, Mortgagee acknowledges (i) that delivery of an instrument substantially identical to the form attached hereto as Schedule 8 shall satisfy the foregoing requirements of clause (a), and (ii) that the failure to renew or extend the EAB Mortgage and a fore-closure or other realization thereunder shall not consti-tute a Default hereunder.

Section 5.16.  To Keep Books; Inspection by Mortgagee.
               --------------------------------------

          Mortgagor will keep proper books of record and
account, in which full and correct entries shall be made
of all dealings or transactions of or in relation to the
properties, business and affairs of Mortgagor in accor-
dance with generally accepted accounting principles
consistently applied.  Said books shall be maintained in
an office located either in Atlantic City, New Jersey or
in the Borough of Manhattan, City of New York, State of
New York.  Mortgagor shall at any and all times, upon
request of Mortgagee and at the expense of Mortgagor,
permit Mortgagee and its representatives to inspect the
Casino Hotel and any other buildings, structures and
improvements now or hereafter located on the Land and the
books of account, records, reports and other papers of
Mortgagor, and to make copies and extracts therefrom, and
will afford and procure a reasonable opportunity to make
any such inspection (provided, that any such inspection
                     --------
shall not unreasonably interfere with the business opera-tions of Mortgagor), and Mortgagor will furnish to Mort-gagee any and all information as Mortgagee may reasonably request, with respect to the performance by Mortgagor of its covenants in this Mortgage.

Section 5.17.  Advances by Mortgagee.
               ---------------------

          If Mortgagor shall fail to perform any of the covenants, terms, provisions or conditions contained in this Mortgage and such failure shall continue for 10 days following notice thereof given by Mortgagee (or at any time, without notice, in case of emergency), Mortgagee may (but is not obligated to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant, term, provision or condition on behalf of Mortgagor; and all moneys so used, paid or advanced by Mortgagee and all reasonable costs and expenses incurred by Mortgagee in connection there-with, together with interest on all of the same at the rate of interest set forth in the applicable Debt Docu-ments, shall be immediately due and payable by Mortgagor to Mortgagee and all such moneys, costs and expenses shall be secured by the lien of this Mortgage prior to any Indebtedness secured hereby. No such advance or pay-ment by Mortgagee shall relieve Mortgagor from any de-fault hereunder or impair any right or remedy of Mort-gagee.

Section 5.18.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          Mortgagor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law wherever enacted which would prohibit or forgive Mortgagor from paying all or any portion of the Obligations secured by this Mortgage, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Mortgage; and Mortgagor (to the extent that it may law-fully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to Mortgagee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


Section 5.19.  Eminent Domain.
               --------------

          (a) Mortgagor shall notify Mortgagee immedi-ately upon obtaining knowledge of any Taking affecting the Trust Estate or any part thereof. If the Taking is a Taking of less than the whole or substantially all of the Premises but (i) is estimated to result in an award of more than $10,000,000 or (ii) the Taking will interfere with or adversely affect the operation of the Casino
Hotel (other than any portion thereof consisting solely of unimproved, paved or unpaved surface parking) other than to a de minimis extent, then within 30 days after such Taking, Mortgagor shall deliver to Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of any buildings and improvements for the same uses and to the same size and quality in all materi-al respects as existed immediately prior to the Taking
(and if said certificate states that Legal Requirements do not permit such Restoration, said certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Taking and the estimated Appraised Value immediately after the permitted Restoration). If Mort-gagor is required to deliver such Certificate of Ap-praised Value and if based on such Certificate of Ap-praised Value immediately after Restoration, (i) the Outstanding Amount of Indebtedness immediately after such Restoration shall exceed the greater of (A) 80% of the Appraised Value immediately after such Restoration or (B) the quotient of the Outstanding Amount of Indebtedness immediately prior to such Taking divided by the Appraised
Value immediately prior to the Taking multiplied by the Appraised Value immediately after such Restoration, or
(ii) applicable Legal Requirements do not permit the Restoration of the Casino Hotel for use as a casino and hotel complex, then, in any of such events, the Taking shall be deemed a Taking of "the whole or substantially all of the Premises." The Taking shall be deemed a Taking of "less than the whole or substantially all of the Premises" if Mortgagor is not required to deliver a Certificate of Appraised Value or if, at the time of delivery of such Certificate, neither of the tests set forth in clauses (i) and (ii) is met.

          (b)  If at any time there shall occur a Taking
of less than the whole or substantially all of the Pre-
mises and the award or awards resulting therefrom payable
to Mortgagor (and not to any lessor under any Facility
Lease or the holder of any Superior Mortgage) (after
there shall have been first deducted the fees and expens-
es incurred in connection with the termination, settle-
ment and collection of such award or awards, including,
without limitation, reasonable counsel fees and expenses,
hereinafter referred to as "Settlement Costs") (i) shall
                            ----------------
be less than $10,000,000 (except to the extent that the Insurance Trustee or a Depositary is required to hold such amount pursuant to a Superior Instrument Require-
ment), the entire amount of such award shall be paid to Mortgagor; and (ii) if such award is $10,000,000 or more, the entire amount of such award shall be paid to the Insurance Trustee (or other Depositary required by a Superior Mortgage, provided that such Depositary holds such award in trust for purposes of paying the cost of Restoration). In either event, such awards shall be applied to the cost of Restoration of the Trust Estate as nearly as practicable to their uses, value and condition immediately prior to the Taking (except to the extent otherwise provided by Superior Instrument Requirements).
Mortgagor shall promptly commence and with due diligence perform the Restoration in accordance with clauses (iii),
(iv) and (vii) of Section 5.11(e) (after substituting the words "Taking" for "Casualty" and "award" for "net insur-ance proceeds"), at no cost to Mortgagee. All claims or suits arising out of any Taking may be settled by Mort-gagor, except that Mortgagee shall have the right (but not the obligation) to participate in such claim or suit, and to approve settlement thereof (and notwithstanding anything in the Ground Leases to the contrary, Mortgagor shall not agree to any settlement or compromise of the amount of any such claim or suit, except a claim or suit where the amount reasonably anticipated to be received by Mortgagor is less than $5,000,000). If Mortgagee at its election as aforesaid joins such claim or suit, Mortgagee's approval of such settlement shall not be unreasonably withheld. The Insurance Trustee shall promptly pay such sums as are received by it from such Taking from time to time in accordance with the proce-dures set forth in clauses (v) and (vi) of Section
5.11(e) (after substituting the words "Taking" for "Casu-alty" and "award" for "net insurance proceeds").

          (c) If at any time there shall occur a Taking of the whole or substantially all of the Premises, then the award payable to Mortgagor shall not be applied to Restoration but shall instead be paid and delivered to Mortgagee (subject to the rights of the lessors under any Facility Leases and the holders of any Superior Mortgag-
es) to the extent of the then Outstanding Amount under the Debt Documents and any other interest or other sums due hereunder or thereunder to be applied to the satis-faction of this Mortgage to the extent proceeds are available for such purpose and provided that no addition-al sums are due Mortgagee or any Secured Creditor, in-cluding, without limitation, the Holders under the Mort-gage Notes or the Trust Indenture, the balance of any award shall be paid to Mortgagor.

          (d) Notwithstanding anything contained herein to the contrary, if an Event of Default shall have oc-curred and is continuing, Mortgagee may, at its option,
(i) refrain from paying to Mortgagor or the Insurance
Trustee any award or (ii) instruct the Insurance Trustee to pay to Mortgagee any award then held by the Insurance
Trustee, as the case may be.

Section 5.20.  Facility Leases.
               ---------------

          (a) Mortgagor shall do or cause to be done all things necessary to preserve and keep unimpaired the rights of Mortgagor, as lessee under all Facility Leases, and to prevent any termination, surrender, cancellation, forfeiture or impairment of any thereof. Mortgagor shall at all times fully perform and comply with all agree-ments, covenants, terms and conditions imposed upon or assumed by it as lessee under each of the Facility Leases
(including, without limitation, the covenant to pay rent and all taxes, assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Facility Lease. Upon receipt by Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as lessee under such Facili-ty Lease, even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Without limiting the generality of Section 3.09, Mortgagor hereby express-ly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applica-ble Legal Requirements. Without limiting Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may (i) pay and expend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and (ii) without limiting the provisions of
(i) above, in the event of a Disqualification (as defined in Section 52.2 of the Ground Leases), and Mortgagor's failure to exercise the option contained in Section 52.3 of the appropriate Ground Lease within the period of time described in Section 5.20(b)(vii), exercise said option on behalf of Mortgagor and expend any amounts Mortgagee, in its sole discretion, deems necessary in connection therewith, and Mortgagor hereby agrees to pay to Mortgag-ee immediately and without demand, all such sums referred to in (i) and (ii) above, so paid and expended by Mort-gagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the Mortgage Notes. All sums so paid and ex-pended by Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

          (b) Mortgagor further covenants and agrees as follows:

               (i)  Mortgagor shall not surrender, termi-
     nate or cancel any Facility Lease (other than any Expansion Site Lease), and shall not without the consent of Mortgagee modify, change, supplement, alter or amend: any Facility Lease either orally or in writing if (x) an impairment of the security granted under this Mortgage would result therefrom or (y) with respect to any Ground Lease, the term of such Ground Lease would be reduced thereby or the leasehold mortgagee protections contained therein would be reduced or impaired thereby. Without limiting the generality of the foregoing sentence, Mortgagor shall be permitted to amend Article Fifty-
     Second of the Ground Lease of the TSA Parcel to increase the purchase price under the option to purchase described therein from $5,000,000 to $10,000,000. As further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in each Facility Lease contained, Mortgagor hereby assigns to Mortgagee all of Mortgagor's rights, privileges and prerogatives as lessee under each Facility Lease to terminate, cancel, modify, change, supplement, alter or amend such Facility Lease (including, with-out limitation, under Section 20.2 of any Ground
     Lease), and any such termination, cancellation, modification, change, supplement, alteration or amendment of a Facility Lease (other than any Expan-sion Site Lease) without the prior consent thereto by Mortgagee shall be void and of no force and effect. Unless (1) an Event of Default has occurred and is continuing and (2) either (A) there has been an acceleration of maturity of any Indebtedness secured hereby or (B) Mortgagee exercises its rights under Section 3.09, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend any Facility Lease.

               (ii)  Solely for the benefit of Mortgagee,
     the Holders and no other person, no release or forbearance of any of Mortgagor's obligations under any Facility Lease, pursuant to such Facility Lease or otherwise, shall release Mortgagor from any of Mortgagor's other obligations under this Mortgage.

               (iii)  Unless Mortgagee shall otherwise
     expressly consent in writing, the fee title to the Leased Facilities and Mortgagor's leasehold estates therein shall not merge and shall always remain separate and distinct, notwithstanding the union of said estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise.

               (iv)  Mortgagor shall not appoint or
     consent to the appointment of an arbitrator pursuant to Article Twenty-First of the Ground Leases without the prior consent of Mortgagee. Mortgagor shall promptly notify Mortgagee in writing of any request made by Mortgagor, as lessee under any Facility
     Lease, or any of the Lessors, for arbitration pro-ceedings under any Facility Lease and of the insti-tution of any arbitration proceedings, as well as all proceedings thereunder. Mortgagor shall prompt-ly deliver to Mortgagee a copy of the determination of the arbitrators in each such arbitration proceed-ing. Mortgagee shall have the right to participate in such arbitration proceedings in association with Mortgagor or on its own behalf as an interested party.

               (v)  Mortgagor shall not consent to the
     subordination of any Facility Lease to any mortgage, deed of trust or other lien on the fee interest of the Lessor.

               (vi)  If (A) Mortgagor exercises its
     option(s) under Article Forty-Fourth or Fifty-Second of any Ground Lease to purchase any portion of the Ground Lease Land, Mortgagor shall deliver a copy of its election to exercise such option within 5 days after Mortgagor has delivered notice of such elec-tion to the Lessor or (B) Mortgagor acquires fee simple title or any other estate, title or interest in any Leased Facility (pursuant to the options described in clause (A), the option or right of first offer set forth in the Expansion Site Option
     Agreement or otherwise), Mortgagor shall promptly notify Mortgagee of such acquisition and, on request by Mortgagee, shall cause to be executed and record-ed all such other and further assurances or other instruments in writing as may in the opinion of Mortgagee be required or desirable to carry out the intent and meaning of clause (x) of Granting Clause
     Second.

               (vii)  In the event of any Disqualifica-
     tion, Mortgagor shall exercise the option granted by
     Section 52.3 of the appropriate Ground Lease within 60 days after the first day on which Mortgagor may exercise said option.

               (viii)  Within 5 days after Mortgagor's
     receipt of any notice of any motion, application or
     effort to reject any Facility Lease by any Lessor or
     any trustee arising from or in connection with any
     case, proceeding or other action commenced or pend-
     ing by or against any Lessor under the Code or any
     comparable provision contained in any present or
     future federal, state, local, foreign or other
     statute, law, rule or regulation ("Comparable Provi-
                                        ---------- -----
     sion"), Mortgagor shall give notice thereof to
     ----
     Mortgagee. Mortgagor hereby (A) assigns to Mortgag-ee any and all of Mortgagor's rights as lessee under
     Section 365(h) of the Code or any Comparable Provi-sion and (B) covenants that it shall not elect to treat any Facility Lease as terminated pursuant to
     Section 365(h) of the Code or any Comparable Provi-sion without the prior consent of Mortgagee and (C) agrees that any such election by Mortgagor without such consent shall be null and void.

               (ix)  Without limiting the generality of
     the foregoing, to the extent permitted by applicable law, Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Facility Lease under the Code or any Comparable
     Provision. Mortgagee shall have the right to pro-ceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Facility Lease, including, without limitation, the right to file and prosecute, in cooperation with Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Lessor under the Code or any Comparable Provision.
     This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee in damages arising out of the rejection of any Facility Lease as aforesaid shall be applied first to all reasonable costs and expenses of Mort-gagee (including, without limitation, reasonable attorneys' fees, disbursements and court costs) incurred in connection with the exercise of any of its rights or remedies under this Section 5.20, and thereafter as provided in Section 3.03.

               (x)  If there shall be filed by or against
     Mortgagor a petition under the Code or any Compara-ble Provision and Mortgagor, as lessee under any Facility Lease, shall determine to reject such Facility Lease, Mortgagor shall give Mortgagee not less than 10 days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject such Facility Lease. Mort-gagee shall have the right, but not the obligation, to serve upon Mortgagor within such 10-day period a notice stating that (a) Mortgagee demands that Mortgagor assume and assign such Facility Lease to Mortgagee pursuant to Section 365 of the Code or any Comparable Provision and (b) Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Facility Lease. If
     Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Facility Lease and shall comply with the demand provided for in clause (a) of the preced-ing sentence within 30 days after the notice shall have been given subject to the performance by Mort-gagee of the covenant provided for in clause (b) of the preceding sentence. The foregoing provisions of this Section 5.20(x) shall not apply to the extent not permitted by applicable law. Effective upon the entry of an order for relief in respect of Mortgagor under Chapter 7 of the Code or any Comparable Provi-sion, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appro-priate jurisdiction for an order extending the period during which such Facility Lease may be rejected or assumed.

               (xi)  Mortgagor shall promptly give to
     Mortgagee copies of (A) all notices of default and
     (B) any other communications or notices with respect to events that relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under any Facility Lease and shall promptly notify Mortgagee of any default under any Facility Lease on the part of the Lessor or Mortgag-or.

               (xii)  Mortgagor shall enforce with due
     diligence all of the obligations of the Lessor under each Facility Lease, to the end that Mortgagor may enjoy all of the rights and privileges granted to it under the Facility Leases.

               (xiii)  Mortgagor shall notify Mortgagee
     within 5 days after the transfer of a fee interest in any Leased Facility or any portion thereof to or from an Affiliate.

               (xiv)  No Affiliate of Mortgagor shall at
     any time hereafter acquire fee title to the Leased
     Land or any portion thereof unless simultaneously with such acquisition such Affiliate and Mortgagor execute and exchange (and deliver to Mortgagee an executed counterpart of) an instrument in form and substance satisfactory to Mortgagee providing that so long as such Affiliate owns such fee title (A) such Affiliate shall not terminate the applicable
     Facility Lease for any reason whatsoever (including, without limitation, due to the default of Mortgagor under such Facility Lease) and (B) such Affiliate shall not accept, and, if tendered by Mortgagor shall promptly return to Mortgagor, any payment of rent or other charges payable under such Facility
     Lease in excess of the amount required to pay the debt service and other sums payable under any mort-gage affecting such Affiliate's fee interest in the applicable Leased Facility (and such Affiliate shall use such funds only to pay its debt service obliga-tions and other sums payable under such mortgage) at any time that an Event of Default, or a Default of the types described in Section 3.01(b), (c), (g),
     (h), (i) or (m) of this Mortgage or Section 7.1(a),
     (b), (f) or (g) of the Trust Indenture, shall have occurred and be continuing under this Mortgage or the Trust Indenture.

          (c) Mortgagor hereby represents and warrants that all Fixed Net Rent (as defined in the Ground Leas-es), taxes and assessments, payable under the Ground
Leases have been paid to the extent they were due and payable to the date hereof and that Mortgagor has not received notice of its failure to pay any other amounts payable under the Ground Leases which has not been cured.

          (d)  Subject to the provisions of Section
5.20(b)(iii), if both the lessor's and lessee's estates under any Facility Lease or any portion thereof shall at any time become vested in one owner, this Mortgage and the lien created hereby shall nevertheless not be de-stroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of a first lease-hold mortgagee.

          (e) Mortgagor hereby acknowledges that if any Facility Lease shall be terminated prior to the natural expiration of its term due to default by the lessee thereunder, and if pursuant to such Facility Lease, Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased Facility or any portion thereof, Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.

          (f) Each Facility Lease hereafter entered into or assumed by Mortgagor as lessee or sublessee shall contain provisions (i) permitting the assignment of the same to Mortgagee and permitting assignment without the lessor's consent if this Mortgage is foreclosed; and (ii) providing protection to Mortgagee, as leasehold mortgag-ee, not less favorable than the provisions contained in Article Twenty-Ninth of the Ground Leases.

Section 5.21.  Superior Mortgages.
               ------------------

          (a) Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as mortgagor under the Superior Mortgages prior to the expiration of any notice and/or cure period provided in each such Supe-rior Mortgage. If a notice of default has been given by the holder of any Superior Mortgage, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as mortgagor under each of the Superior Mortgages even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. With-out limiting the generality of Section 3.09, Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole dis-cretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements. Without limiting
Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may (i) pay and expend such sums of money as Mortgagee in its sole discretion deems necessary or desirable for any such purpose and (ii) in its sole discretion prepay any Superior Mortgage, and Mortgagor hereby agrees to pay to Mortgagee immediately and without demand, all such sums referred to in (i) and (ii) above so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in any outstanding Mortgage
Notes. All sums so paid and expended by Mortgagee and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

          (b)  Mortgagor further covenants and agrees:

               (i)  Mortgagor shall not, without first
     obtaining the consent of Mortgagee in each instance:
     (A) modify, replace or refinance any Superior Mort-gage if (x) the collateral securing the lien thereof would be increased thereby or (y) such modification, replacement or refinancing violates any other provi-sion of this Mortgage or the Trust Indenture or (B) acquire or permit or suffer any Affiliate of Mort-gagor to acquire any Superior Mortgage or any inter-est therein;

               (ii)  Mortgagor shall timely pay and per-
     form all of the obligations to be paid or performed by the mortgagor under each Superior Mortgage, the note secured thereby and any other instrument evi-dencing or securing the indebtedness owing to any holder of any Superior Mortgage;

               (iii)  at any time, and from time to time,
     Mortgagor shall upon request of Mortgagee promptly use its reasonable efforts to obtain an estoppel certificate or letter addressed to Mortgagee from holders of the Superior Mortgages, such certificate or letter to be in such form as Mortgagee shall reasonably request;

               (iv)  Mortgagor shall promptly give to
     Mortgagee copies of (A) all notices of default or
     (B) any other notice or communication with respect to events which relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under the Superior Mortgages and shall promptly notify Mortgagee of any default under any Superior Mortgages on the part of Mortgagor.

Section 5.22.  Indemnification.
               ---------------

          Mortgagor shall protect, indemnify, hold harm-
less and defend Mortgagee and its directors, officers,
partners, shareholders, agents, servants and employees
from and against any and all liabilities, obligations,
claims, damages, penalties, causes of action, costs and
expenses (including, without limitation, reasonable
attorneys' fees, disbursements and court costs), imposed
upon or incurred by or asserted against Mortgagee by
reason of (a) any injury to or death of Persons or loss
of or damage to property occurring on or about the Pre-
mises or any part thereof or the adjoining sidewalks,
curbs, vaults and vault spaces, if any, streets, alleys
or ways, (b) any use, nonuse or condition of the Premises
or any part thereof or the adjoining sidewalks, curbs,
vaults and vault spaces, if any, streets, alleys or ways,
(c) any failure on the part of Mortgagor to perform or
comply with any of the terms of this Mortgage, (d) per-
formance of any labor or services or the furnishing of
any materials or other property in respect of the Premis-
es or any part thereof made or suffered to be made by or
on behalf of Mortgagor, (e) any negligence or tortious
act on the part of Mortgagor or any of its agents, con-
tractors, lessees, licensees or invitees, or (f) any work
in connection with the Premises; provided, that no
amounts shall be payable to Mortgagee under this Section
5.22 in respect of liabilities, obligations, claims,
damages, penalties, causes of action, costs or expenses
imposed upon or incurred by or asserted against Mortgagee
to the extent the same result from any negligence or
tortious act on the part of Mortgagee or any of its
agents, contractors, lessees, licensees or invitees.  All
amounts payable to Mortgagee under this Section 5.22
shall be payable on demand; provided, that with respect
to consequential damages (other than attorneys' fees,
disbursements and court costs imposed upon or incurred by
Mortgagee in connection therewith, which shall in all
events be payable on demand), no such amounts shall be
payable until, and to the extent that, (i) there has been
entered the final determination of a court of competent
jurisdiction awarding such consequential damages to the
party or parties seeking such damages or (ii) an agree-
ment of settlement with respect thereto (which shall have
been previously approved by Mortgagor, such consent not
to be unreasonably withheld) shall have been executed by
Mortgagee and such party or parties.  Any such amounts
which are not paid within 5 days after demand therefor by
Mortgagee shall bear interest at the rate set forth in
the Mortgage Notes from the date of such demand and all
such amounts and interest thereon shall be secured by the
lien of this Mortgage.  In case any action, suit or
proceeding is brought against Mortgagee by reason of any
such occurrence, Mortgagor, upon request of Mortgagee,
shall, at Mortgagor's expense, resist and defend such
action, suit or proceeding or cause the same to be re-
sisted or defended by counsel designated by Mortgagor and
approved by Mortgagee, which approval shall not be unrea-
sonably withheld; provided, that Willkie, Farr &
                  --------
Gallagher is hereby approved by Mortgagee.

          IN WITNESS WHEREOF, Mortgagor has caused this
Mortgage to be duly executed and attested, all as of the day and year first above written.


                                TRUMP PLAZA ASSOCIATES

                                By:  The Trump Taj Mahal
                                     Corporation, managing
                                     general partner


Witness:________________        By: ______________________
                                    Name:
                                    Title:


                                TRUMP TAJ MAHAL ASSOCIATES

                                By:  The Trump Taj Mahal
                                     Corporation, managing
                                     general partner


Witness:________________        By: ______________________
                                    Name:
                                    Title:


                                TRUMP ATLANTIC CITY ASSOCIATES

                                By:  Trump Plaza Holding,
                                     Inc., general partner


Witness:________________        By:  ______________________
                                     Name:
                                     Title:


                                TRUMP ATLANTIC CITY FUNDING,
                                 INC.


Witness:_______________         By: ______________________
                                     Name:
                                     Title:


                                THE TRUMP TAJ MAHAL CORPORATION


Witness:_____________           By: ______________________
                                     Name:
                                     Title:

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, person-ally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _____________ ______________________; that he is _____________ of The Trump Taj
Mahal Corporation, which is the managing general partner of TRUMP PLAZA ASSOCIATES, the partnership described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said general partnership.




                         ________________________________
                                   Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, person-ally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _____________ ______________________; that he is _____________ of The Trump Taj
Mahal Corporation which is the managing general partner of TRUMP TAJ MAHAL ASSOCIATES, the partnership described in and which exe-cuted the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursu-ant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said general partnership.




                         ________________________________
                                   Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, person-ally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _____________ ______________________; that he is _____________ of Trump Plaza
Holding, Inc., which is the managing general partner of TRUMP ATLANTIC CITY ASSOCIATES, the partnership described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursu-ant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said general partnership.




                         ________________________________
                                   Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, person-ally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _____________ ______________________; that he is _____________ of
TRUMP PLAZA FUNDING, INC., the corporation described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of the corporation as his volun-tary act and deed and as the voluntary act and deed of said corporation, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said corporation.




                         ________________________________
                                   Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          BE IT REMEMBERED, that on April __, 1996, before me, the subscriber, a Notary Public of the State of New York, person-ally appeared _______________________, to me known, who, being by me duly sworn did depose and say that he resides at _____________ ______________________; that he is _____________ of
THE TRUMP TAJ MAHAL CORPORATION, the corporation described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of the corporation as his voluntary act and deed and as the voluntary act and deed of said corporation, pursuant to authority of the board of directors of said corporation, and that he received a true copy of the within instrument on behalf of said corporation.




                         ________________________________
                                   Notary Public